SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. _____)

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TESSCO Technologies Incorporated
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Dear Fellow Shareholders,

We are pleased to invite you to attend TESSCO Technologies Incorporated 2019 Annual Meeting of Shareholders at our office at 375 West Padonia Road in Timonium, Maryland on July 25, 2019 at 9:00 a.m. Eastern Time.

We would like to highlight a few areas of particular significance for the Board this year.

2019 Financial and Operating Performance

As expected, we ended our fiscal year with annual revenue and earnings growth.  We reported an increase in revenue of 5%, our second straight year of revenue growth.  This growth was fueled by a 36% increase in sales to the public carrier ecosystem.  We reduced SG&A expense as a percentage of sales by nearly 1% and as the year progressed, we improved our balance sheet through deliberate measures to improve receivable and inventory metrics.  For the full year, earnings per share were $0.65, up 7% from fiscal year 2018.  We have also made strategic investments in the business to help us capitalize on near and longer- term opportunities in the wireless market.

Environmental and Social Stewardship

We are committed to sustainable environmental practices and operations and believe that such commitment is an integral component of growing shareholder value.  With this in mind, we are taking a comprehensive approach to our people, our products, our environment and our community.

Board Composition and Executive Compensation

In relation to our commitment to best in class corporate governance practices, we focus on expertise, experience and diversity when evaluating the composition, organization and governance structure of our Board.  Such focus has enabled us to build a strong independent Board with an effective mix of institutional knowledge and differentiated backgrounds.

We believe that diverse backgrounds, experiences and expertise on our Board strengthen our Board’s performance and promote the creation of long-term shareholder value.  As such, the Nominating and Governance Committee of the Board is committed to actively seeking highly qualified women and minority candidates to serve on our Board.

Shareholder feedback has and will continue to greatly influence and shape our governance and executive compensation practices.  We greatly appreciate your feedback and your support.  We look forward to continuing the dialogue with you and are excited about the future of Tessco.

Sincerely,

Jay G. Baitler	Paul J. Gaffney	Murray Wright
Robert B. Barnhill, Jr.	Benn R. Konsynski, Ph. D.	Morton F. Zifferer, Jr.
John D. Beletic	Dennis J. Shaughnessy

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:

Thursday, July 25, 2019 at 9:00 a.m. (Eastern Time)

Place:

375 West Padonia Road, Timonium, Maryland 21093

Items of Business:

Proposal 1.To elect the eight director nominees listed in the proxy statement to serve until the 2020 annual meeting of shareholders and until their respective successors are duly elected and qualified;

Proposal 2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020;

Proposal 3.To consider and approve, by an advisory (non-binding) vote, the compensation of our named executive officers for fiscal year 2019; and

Proposal 4.To approve the 2019 Stock and Incentive Plan.

Also, to act upon any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof, and any proposal presented for the adjournment of the meeting.

Record Date:

The Board of Directors has fixed May 28, 2019 as the record date for the meeting.  This means that only shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

How to Vote:

Shareholders of record can vote their shares by using the Internet.  On or about June 13, 2019, we mailed to our shareholders a notice containing instructions on how our shareholders may access online our 2019 Proxy Statement, 2019 Annual Report to the Shareholders and Annual Report on Form 10-K.

By Order of the Board of Directors,

Aric Spitulnik

Chief Financial Officer, Senior Vice President and Corporate Secretary

June 13, 2019

TESSCO Technologies Incorporated

11126 McCormick Road

Hunt Valley, Maryland USA 21031

PROXY STATEMENT

INTRODUCTION

General

This Proxy Statement is made available to shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the “Company” or “TESSCO”), in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies for use at the Annual Meeting of Shareholders to be held at our offices located at 375 West Padonia Road, Timonium, Maryland 21093, on Thursday, July 25, 2019 at 9:00 a.m., Eastern Time, and at any adjournment or postponement thereof.

Notice of Electronic Availability of Proxy Statement and Annual Report

Pursuant to the e-proxy rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. On or about June 13, 2019, we mailed to our shareholders a notice (the “E-Proxy Notice”) containing instructions on how to access online our 2019 Proxy Statement, 2019 Annual Report to Shareholders and Annual Report on Form 10‑K for the fiscal year ended March 31, 2019, and on how a proxy may be submitted over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request. Neither our Annual Report to Shareholders nor our Annual Report on Form 10‑K constitutes soliciting materials, but provides you with additional information about TESSCO.

Solicitation

The solicitation of proxies is being made primarily by mail and through the internet, but directors, officers, employees, and contractors retained by the Company may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Innisfree M&A Incorporated to assist in the solicitation of proxies, at a cost to the Company for basic services of approximately $12,500. Depending upon the circumstances, the scope of services to be provided by Innisfree may expand, and cost would be expected to increase correspondingly. In addition, the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

Voting Rights and Outstanding Shares

The Board has fixed the close of business on May 28, 2019 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting. On the record date, 8,513,119 shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. Each share of common stock entitles the holder to one vote on each matter to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

The presence, in person or by proxy, of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If there are not sufficient votes for a quorum, or if otherwise determined to be necessary or appropriate, the Annual Meeting may be adjourned or postponed from time to time, including in order to permit the further solicitation of proxies.  Shares voted “FOR” or “AGAINST” with respect to any proposal as well as submitted proxies that “WITHHOLD AUTHORITY”, “ABSTAIN” or reflect “non-voted shares” will be counted for purposes of determining whether a quorum is present.

Your vote is important. Because most of our shareholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Most shareholders have a choice of directing their vote over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in a postage-paid envelope that we will provide to you upon your request. Please check the information forwarded by your bank, broker or other holder of record to see what options are available to you. The Internet and telephone proxy vote facilities for shareholders of record are scheduled to close at 11:59 p.m. Central Time on the business day prior to the Annual Meeting day, but may remain open or be reopened if determined to be necessary or appropriate, or in the event of any adjournment or postponement of the Annual Meeting.

A shareholder may, with respect to the election of directors (i) vote “FOR” the election of the nominees, (ii) “WITHHOLD AUTHORITY” to vote for all nominees, or (iii) vote “FOR” the election of all nominees other than any nominee with respect to whom the shareholder withholds authority to vote. A shareholder may, with respect to each other matter specified in the notice of meeting, (i) vote “FOR” the matter, (ii) vote “AGAINST” the matter, or (iii) “ABSTAIN” from voting on the matter.

All shares of common stock entitled to vote and represented by properly submitted proxies received prior to the Annual Meeting and not revoked, will be voted in accordance with your instructions. If no instructions are specified, the shares of common stock represented by a properly submitted proxy will be voted in accordance with the recommendations of the Board. The Board recommends a vote “FOR” the election of all director nominees, “FOR” the ratification of Ernst & Young LLP as our independent registered accounting firm for fiscal year 2020, “FOR” the approval of the named executive officer (“NEO”) compensation for fiscal year 2019, and “FOR” the approval of the 2019 Stock and Incentive Plan.

A submitted proxy may indicate that all or a portion of the shares represented by the proxy are not being voted by the shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote common stock held in street name on certain matters in the absence of instructions from the beneficial owner of the common stock. These “nonvoted shares,” i.e., shares subject to a proxy which are not being voted by a broker or other nominee with respect to a particular matter, will be considered shares not present and entitled to vote on such matter, although these shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

Revocation of Proxies

A proxy may be revoked at any time before its exercise by the filing of a written revocation with Aric M. Spitulnik, Corporate Secretary of the Company, by timely providing a later‑dated proxy (including by internet or telephone vote), or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy, and if you are a beneficial owner of shares not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

Required Vote

The affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve each matter requiring the approval of shareholders, other than the vote on election of directors, which is by plurality vote. Under Delaware law, abstentions with respect to matters other than the election of directors are generally considered as shares present and entitled to vote and thus have the same effect as a vote against such matter. “Nonvoted shares” with respect to such a matter will not be considered as entitled to vote on the matter, and although present for purposes of determining a quorum, will not otherwise affect the determination of whether the matter is approved.

The vote on NEO compensation, sometimes referred to as a “say-on-pay” vote, is an advisory (non-binding) vote only, and therefore, it will not bind the Company or the Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when making future compensation decisions for our NEOs. The compensation paid to our NEOs, as disclosed in this Proxy Statement, will be approved, on an advisory (non-binding) basis, upon shareholder approval of this proposal.

In an uncontested election, if a nominee to the Company’s Board of Directors has a greater number of votes withheld than votes received “FOR” election, then that nominee will not have received a majority of the votes cast in his or her election, and our bylaws provide that such nominee will, within ten business days after the certification of the election results providing for the election of the nominee, submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will then assess the appropriateness of the continued service of such nominee and recommend to the Board the action to be taken on such tendered resignation. The Board will determine what action to take within ninety days after the date of the certification of election results.

The Board knows of no matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. Submission of a proxy, however, confers on the designated proxy the authority to vote the shares in accordance with their discretion on such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof. If, for example, our Board or our Chairman or President determines to direct one or more adjournments of the meeting, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote the shares represented by proxies in the event that it is determined to submit a proposal for adjournment to a vote. Proxies solicited by means of this proxy statement will be tabulated by inspectors of election designated by the Board, who will not be employees or directors of the Company or any of its affiliates.

Corporate Governance Highlights

•	The Board is comprised of all independent, non-employee directors other than the CEO and Chairman of the Board;
•	The Board’s Nominating and Corporate Governance Committee is comprised of all independent directors;
•	Annual election of directors;
•	Lead Independent Director;
•	Board is committed to continuous improvement and strives to ensure that the composition of the Board is diverse, balanced and aligned with the evolving needs of the Company;
•	Board oversight of risk management;
•	Board oversight of sustainability initiatives;
•	The Board’s current policy is to provide our shareholders with an opportunity to approve the compensation of our named executed officers each year; and
•	Directors are required to notify the Board when the director’s principal occupation or business association changes substantially from the position held when the director originally joined the Board.

Proposal No. 1 - ELECTION OF DIRECTORS

Our Board presently consists of eight directors with each director serving a term that continues until the annual meeting of shareholders in the year following his election or appointment and until his successor is elected and qualified. Our incumbent directors, Messrs. Baitler, Barnhill, Beletic, Gaffney, Konsynski, Shaughnessy, Wright and Zifferer, have each been nominated by the Board for re-election at the Annual Meeting, to serve for an additional one-year term expiring at the Annual Meeting of Shareholders in 2020 and until their successors are elected and qualified. In the event that any nominee is unable or unwilling to serve, the Board may name a substitute nominee and the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board has no reason to believe that any nominee named herein will be unable or unwilling to serve.

The Board unanimously recommends a vote “FOR” the election of each of the nominees nominated by the Board.

Set forth below is information concerning the nominees for election at the Annual Meeting.

Jay G. Baitler, age 72, has been a director of the Company since 2007. Mr. Baitler is an Operating Partner at Atlas Holdings LLC, a private equity holding company which he joined in 2012. He served as Executive Vice President of Staples Contract Division from 2004 until his retirement in 2012. Prior to serving as Executive Vice President of Staples Contract Division, Mr. Baitler served as Mid-Atlantic Regional President and Senior Vice President, Contract Division at Staples. Prior to joining Staples in 1995, Mr. Baitler served as the Northeast Regional President at BT Office Products and President of Summit Office Supply.

Mr. Baitler oversaw significant growth at Staples, both organic and acquired, and was personally responsible for the integration of the largest acquisition in Staples’ history – the $4.4 billion acquisition of Corporate Express. He is well qualified to serve as a member of our Board due to his management, sales, marketing, procurement, business development, supply chain, vendor management, ecommerce and contract expertise.

Robert B. Barnhill, Jr., age 75, served as President and Chief Executive Officer of the Company since founding the business in its current form in 1982, until September 1, 2016, when he was succeeded in these positions by Murray Wright and, consistent with his employment agreement, began a two-year transition period as our Executive Chairman that ended in September 2018. Mr. Barnhill has been a director of the Company since 1982 and has been Chairman of the Board since November 1993.

Mr. Barnhill is well qualified to serve as a member of our Board based on his experience as our long-standing CEO who has presided over our extensive growth.

John D. Beletic, age 67, has served as a director of the Company since July 1999 and as Lead Director since August 2008. Mr. Beletic was CEO of X-IO Technologies from November 2011 to May 2014 and served on its Board until 2016. Mr. Beletic was a venture partner or operating partner with Oak Investment Partners, a venture capital firm, from July 2002 to April 2018.  Mr. Beletic serves on the Board of Directors of Shareablee, a social media analytics company, and J5 Infrastructure, a provider of site selection, zoning and engineering services to the mobile carrier industry.  Earlier in his career, Mr. Beletic served as CEO of telecommunications companies Tigon Corporation, PageMart Wireless, and Weblink Wireless.

Mr. Beletic is well qualified to serve as a member of our Board due to his extensive experience leading companies in the telecommunications and technology industries and his experience evaluating and managing various companies during his tenure in the private equity industry.

Paul J. Gaffney, age 52, was appointed as a director of the Company in June 2018. Mr. Gaffney has served as Executive Vice President and Chief Technology Officer of Dick’s Sporting Goods since November 2017. From August 2014 to November 2017, Mr. Gaffney served as Senior Vice President, Information Technology for The Home Depot, Inc. Prior to joining The Home Depot, Inc., Mr. Gaffney was the founding CEO of Keeps, Inc., from January 2014 to August 2014 and previously the Chief Executive Officer of AAA of Northern California, Nevada, and Utah from October 2011 to October 2014, where he also served as Chief Operating Officer from June 2009 until October 2011. From 1995 to 2011, Mr. Gaffney held senior leadership roles in operations and technology at Desktone, Inc., Staples, Inc., Charles Schwab & Co., and Office Depot. Mr. Gaffney is a member of the Board of Directors of Experticity, Inc. and is a Henry Crown Fellow at the Aspen Institute.

Mr. Gaffney is well qualified to serve as a member of our Board based on his vast experience in executive positions, primarily focused on information technology.

Benn R. Konsynski, Ph.D., age 68, has been a director of the Company since November 1993. He is the George S. Craft Professor of Business Administration for Information Systems and Operations Management at the Goizueta Business School of Emory University. He is Director and founder of Emory’s Center for Digital Commerce, one of the first of its kind in the country. He was named Hewlett Fellow at the Carter Center in 1995. Prior to arriving at the Goizueta Business School, he was on the faculty at the Harvard Business School for seven years, where he taught in the MBA program and several executive programs. Professor Konsynski specializes in issues of digital commerce and information technology in relationships across organizations.

Dr. Konsynski is well qualified to serve as a member of our Board based on his knowledge and expertise in technology systems and digital commerce.

Dennis J. Shaughnessy, age 72, has been a director of the Company since 1989. He served as Executive Chairman of the Board of FTI Consulting Inc. FTI is a leading global consulting firm with $2.0 billion in revenues with operations in 24 countries and is traded on the New York Stock Exchange with a market cap of approximately $3.1 billion. Mr. Shaughnessy retired as Executive Chairman of FTI effective December 17, 2013. Prior to joining FTI, Mr. Shaughnessy served as General Partner of Grotech Capital Group, a private equity firm, leading its traditional industry group, managing $1.0 billion in private equity. Prior to joining Grotech, Mr. Shaughnessy had been President and CEO of CRI International, an international petroleum refining service business, which was sold to Shell Oil in 1989.

Mr. Shaughnessy is well qualified to serve as a member of our Board due to his extensive experience in leading a large global consulting firm as well as his experience evaluating and managing various companies during his tenure in the private equity industry.

Murray Wright., age 63, has served as President and Chief Executive Officer of the Company since September 2016. Prior to joining TESSCO, Mr. Wright served as Chief Executive Officer of Zones, Inc., a global IT solutions provider, from 2013 to 2015. Mr. Wright also served at Tech Data Corporation, as Senior Vice President, US Sales from 2006 to 2010, and as President, the Americas, a publicly traded global distributer of IT products and solutions, from 2011 to 2013.

Mr. Wright is well qualified to serve as a member of our Board based on his experience as President and CEO of Zones, Inc., and as President of the Americas of TechData Corporation. Mr. Wright has over 30 years of experience working in distribution, largely in the information technology segment.

Morton F. Zifferer, Jr., age 71, has been a director of the Company since November 1993. He has served as Chairman and CEO of New Standard Corporation, a privately held metal products manufacturing firm, since 1983. Mr. Zifferer and New Standard Corporation have partnered with several Fortune 500 companies globally to implement Six-Sigma continuous improvement activities and execute lean manufacturing techniques and sophisticated supply chain strategies and practices.

Mr. Zifferer is well qualified to serve as a member of our Board due to his extensive experience in providing manufacturing and supply solutions to large global companies. Mr. Zifferer is also the Audit Committee’s financial expert.

Board Independence and Leadership Structure

The Board has determined that, other than Mr. Wright and Mr. Barnhill, each of the current directors is independent within the meaning of the Company’s director independence standards, which reflect both the Nasdaq and SEC director independence standards, as currently in effect. The four standing committees of the Board are comprised solely of independent directors with the exception of the Risk and Strategy Committee which includes Mr. Barnhill as a member. In addition, each of the four standing committees is chaired by an independent director.

TESSCO believes that there are a wide array of leadership structures that could apply to many different business models and, therefore, that every company should be afforded the opportunity to determine the ideal structure for its board leadership. Leadership structures may change over time to best suit the Company’s current needs.  TESSCO’s Chairman of the Board and Chief Executive Officer roles are divided between Mr. Barnhill and Mr. Wright. Subject to shareholder election, Mr. Barnhill will continue to serve on the Board and the roles of Chairman of the Board and Chief Executive Officer will continue to be divided.

Beginning in fiscal year 2008, the Board established a Lead Director who is independent and is responsible for (1) assuring that the independent directors meet in executive sessions typically before and/or after each Board meeting, (2) facilitating communications between other independent directors and the Chairman of the Board and Chief Executive Officer, and (3) consulting with the Chairman of the Board and Chief Executive Officer on matters relating to corporate governance and Board performance. The Lead Director is elected by our independent directors, upon the recommendation of the Nominating and Governance Committee, and his term as Lead Director runs from one Annual Meeting of Shareholders to the next Annual Meeting of Shareholders. Mr. Beletic currently serves as our Lead Director, and it is anticipated that he will continue to serve in that role following the 2019 Annual Meeting of Shareholders.

Meetings and Committees of the Board

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Risk and Strategy Committee. The membership during the last fiscal year and the function of each of the committees is described below. The Board met four times during fiscal year 2019, and during that period no director attended fewer than 75% of the total number of meetings of the Board and Committees on which that director served. The Company does not have a policy on director attendance at Annual

Meetings, but all of our directors are invited and encouraged to attend Annual Meetings. Seven of the eight directors were in attendance (in person or via phone) at the 2018 Annual Meeting.

Board Committee Membership

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Risk and Strategy Committee
Jay G. Baitler	X	X		X
Robert B. Barnhill				X
John D. Beletic		X	X	X
Paul J. Gaffney			X	X
Benn R. Konsynski	X		X
Dennis J. Shaughnessy		X		X
Murray Wright
Morton F. Zifferer	X	X

Audit Committee

The Audit Committee is primarily concerned with the effectiveness of the auditing efforts by the Company’s independent public accounting firm. The Audit Committee’s duties include approving the selection of the independent registered public accounting firm, reviewing both the scope of audits conducted by them and the results of those audits, and reviewing the organization and scope of the Company’s internal system of accounting and financial controls. The Audit Committee met five times during fiscal year 2019. The Audit Committee also reviews its charter on an annual basis and recommends to the Board updates to such charter when it deems it appropriate. A copy of the Audit Committee charter is available for review on our Website (www.tessco.com), under the heading “Investors.” The Board has determined that Mr. Zifferer is the Audit Committee “financial expert” as defined by applicable SEC rules and is “independent” within the meaning of the applicable Nasdaq Rules. Mr. Zifferer serves as Chairman of the Audit Committee.

Compensation Committee

The Compensation Committee provides assistance to the members of the Board in fulfilling their responsibilities to the shareholders, potential shareholders and the investment community relating to compensation practices of the Company, including salary and other forms of compensation. The Compensation Committee’s primary duties and responsibilities are to formulate and recommend compensation policies of the Company that will enable the Company to attract and retain high-quality leadership in ways that are consistent with the Company’s established compensation philosophy. The Compensation Committee administers the Company’s incentive compensation plans, including our Third Amended and Restated 1994 Stock and Incentive Plan and our 2019 Stock and Incentive Plan which will be submitted to the shareholders for approval at the Annual Meeting. The Compensation Committee met seven times during fiscal year 2019. The Compensation Committee also reviews its charter on an annual basis and recommends to the Board updates to such charter when it deems it appropriate.  A copy of the Compensation Committee charter is available for review on our Website (www.tessco.com), under the heading “Investors.” Mr. Beletic currently serves as Chairman of the Compensation Committee. The Compensation Committee has the authority to select, retain or obtain the advice of any compensation consultant, legal counsel or other advisor as it deems necessary to assist with its duties and responsibilities. The Company has not to date employed a compensation consultant.

Nominating and Governance Committee

The Company has a Nominating and Governance Committee, the functions of which include, among other things, making recommendations to the Board regarding matters and practices concerning the Board, its committees and individual directors; evaluating the current composition and governance structure of the Board and determining its future requirements; making recommendations concerning nominees for election to the Board; and appointing Directors to Board committees and selecting Chairpersons of the Board committees. The Nominating and Governance Committee met one time during fiscal year 2019. The Nominating and Governance Committee also reviews its charter on an annual basis and recommends to the Board updates to such charter when it deems it appropriate. A copy of the Nominating and Governance Committee charter is available for review on our Website (www.tessco.com), under the heading “Investors.” Mr. Konsynski serves as Chairman of the Nominating and Governance Committee.

The Nominating and Governance Committee has determined, in its view, that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company, and have an impeccable record of and reputation for honest and ethical conduct in both his or her professional and personal activities. The Committee also examines a candidate’s specific experiences and skills, time availability, potential conflicts of interest and independence from management and the Company. While the Committee does not have a formal policy with respect to diversity, the Board believes that it is essential that the Board is comprised of members that have diverse backgrounds, skill sets, education and professional experience. The Board also follows the overall Company philosophy regarding maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual orientation, marital status or any unlawful factor. The Nominating and Governance Committee believe that it has been able to attract and appoint directors of diverse backgrounds in the past using criteria such as that described above, and is committed to actively seeking highly qualified women and minority candidates.  Candidates may be identified through various means, including recommendations of current directors and executive officers, by the retaining third-party consultants to assist in this process, and by considering director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Committee will consider the needs of the Board and the qualifications of the candidate. The Committee may also consider other factors it determines to be relevant, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held. For the Committee to consider a candidate, a shareholder must submit the recommendation in writing and must include the name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected and nominated. The shareholder recommendation and information must be sent to the Corporate Secretary at 11126 McCormick Road, Hunt Valley, Maryland 21031 and comply with the procedural requirements set forth in our bylaws and discussed more fully herein under the heading “Shareholder Proposals for the 2020 Annual Meeting”. Once a potential candidate has been identified, the Committee may collect and review information regarding the candidate to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, personal contact with the candidate may be made and further review of the candidate’s accomplishments, qualifications and willingness to serve may be undertaken and compared to other candidates. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration other factors, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Risk and Strategy Committee

The Board has a Risk and Strategy Committee, the primary duties and responsibilities of which includes working closely with executive management to assess risks to the business, and capital allocation and growth strategies. Mr. Shaughnessy currently serves as Chairman of the Risk and Strategy Committee. The Risk and Strategy Committee met four times during fiscal year 2019. A copy of the Risk and Strategy Committee charter is available for review on our Website (www.tessco.com), under the heading “Investors.”

Shareholder Communications with Directors

The Board recommends that shareholders initiate any communications with the Board in writing. Written communications may be directed to the Corporate Secretary. Shareholders can send communications by e-mail to corporatesecretary@tessco.com, or by mail to Corporate Secretary, TESSCO Technologies Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031. This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Board’s Role in Risk Oversight

The Board oversees the business of the Company, including CEO and senior management performance and risk management, in an effort to assure that the long-term interests of the shareholders are being served. Each committee of the Board is also responsible for reviewing Company risk exposure in the area of the committee’s responsibility and providing input to management on such risks.

Our management and Board have a process to identify, analyze, manage and report all significant risks to the Company. Our CEO and other senior managers regularly report to the Board on significant risks facing the Company, including financial, operational, competitive, legal, regulatory, cyber and strategic risks. Each of the Board committees reviews with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks. The independent Board members also discuss material risks when they meet in executive session without management.

Director Compensation for Fiscal Year 2019

The current compensation program for independent directors is designed to achieve the following goals: fairly pay directors for work required for a company of our size; align directors’ interests with the long-term interests of shareholders; and structure compensation in a simple and transparent format, which is easy for shareholders to understand.

In consideration for services on the Board, each non-employee director of the Company was paid $25,000 per fiscal year and the Lead Director of the Company was paid $35,000 per fiscal year. In addition, each non-employee director of the Company, including the Lead Director, was paid $2,500 for each meeting of the Board and $1,000 for each meeting of a Committee of the Board that he or she attends. These fees had not been increased since fiscal year 2004.  Effective for fiscal year 2020, the Board has approved a $16,000 increase in annual fees for each director.  There will be no change in fees for Board or Committee meetings.  The director compensation table below does not include reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings. Directors are also eligible to receive Performance Stock Units, or “PSUs”, Restricted Stock Units, or “RSUs”, or other equity-based awards under our equity compensation plans. Since fiscal year 2012, independent directors have received, and beginning with fiscal year 2018 Mr. Barnhill has also begun to receive, annual awards of RSUs, at the beginning of each fiscal year. These awards provide for the issuance of shares of the Company’s common stock in accordance with a vesting schedule, which typically provides for vesting of 25% of the shares on or about May 1 of each of the following four years, provided that holder remains associated with the Company (or meets other criteria as prescribed in the RSU award agreement) on each such date. Upon joining the Board as an independent director on June 6, 2018, Mr. Gaffney was granted 3,000 RSUs, which vest in accordance with the vesting schedule applicable to the RSU awards granted to the other non-employee directors in May 2018.

The following table summarizes the compensation awarded to, earned by, or paid to the Company’s non-employee directors during fiscal year 2019:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Change in Pension Value		All Other Compensation ($)		Total ($)
Jay G. Baitler	51,000	46,727	—		—		97,727
Robert B. Barnhill	20,583	46,727	(47,929)	(2)	239,318	(3)	258,699
John D. Beletic	57,000	46,727	—		—		103,727
Paul J. Gaffney	20,833	48,977					69,810
Benn R. Konsynski	41,000	46,727	—		—		87.727
Dennis J. Shaughnessy	46,000	46,727	—		—		92,727
Morton F. Zifferer	48,000	46,727	—		—		94,727

(1)

This column represents the number of RSUs granted (3,000 for each identified director), multiplied by the grant date fair value calculated as of the applicable grant date (calculated as the closing price of TESSCO common stock as reported by Nasdaq on the date of grant (May 10, 2018, except for Mr. Gaffney which was June 6, 2018) minus the present value of dividends expected to be paid on the common stock before the RSU vests, because dividends or dividend-equivalent amounts do not accrue and are not paid on unvested RSUs), which was $15.58 per share ($16.33 for Mr. Gaffney). These shares have vested or will vest ratably on or about May 1 of 2019, 2020, 2021 and 2022, assuming that each director remains affiliated with the Company on those dates, and subject to accelerated vesting upon a change in control, election results or termination of service to the Company under certain circumstances. For a discussion of the assumptions made in the valuation of these awards, see Note 16 to the audited consolidated financial statements in the Company’s Annual Report on Form 10‑K for the fiscal year ended March 31, 2019.

(2)

Pursuant to the terms of his employment agreement, the Company provides Mr. Barnhill with a supplemental executive retirement plan (SERP), which provides a $75,000 annual pension benefit payable upon Mr. Barnhill’s retirement or termination of employment for reasons other than cause (as defined in the employment agreement). Mr. Barnhill has already reached the “normal retirement date” as defined in the SERP as age 62.  Mr. Barnhill began receiving payments under this agreement in March 2019.  The present value of the accumulated benefit of the SERP as recorded in the Company’s financial statements is $853,424.

(3)

Pursuant to the terms of Mr. Barnhill’s employment agreement, Mr. Barnhill was paid a salary of $450,000 per annum to serve as the Executive Chairman of the Company until September 1, 2018, when Mr. Barnhill’s role as Executive Chairman and employment status ceased, and his salary terminated, whereupon he began being compensated in the same manner as the independent directors. Mr. Barnhill was not considered an executive officer of the Company for fiscal year 2019 because he did not direct any operations of the Company. Mr. Barnhill received $192,115 in salary during fiscal year 2019.  Other employment related compensation to Mr. Barnhill for fiscal year 2019 includes: (i) payments in the amount of $38,750 made to Mr. Barnhill in lieu of split-dollar insurance policy cancelled in 2003; (ii) $1,325 allocated to Mr. Barnhill’s Retirement Savings Plan account; (iii) premiums of $6,148 for excess liability coverage; and (iv) $980 for membership fees to various organizations that were used either exclusively or primarily for corporate development and business generation purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock of the Company, as of May 28, 2019, by (i) all shareholders known by the Company to beneficially own more than five percent of our common stock, (ii) each of our current directors, (iii)  our Chief Executive Officer and Chief Financial Officer serving during fiscal year 2019 and our other three most highly compensated executive officers at 2019 fiscal year end (collectively, the “named executive officers” or “NEOs”), and (iv) all directors and executive officers as a group. Percentage of beneficial ownership is based on 8,513,119 shares of common stock outstanding on May 28, 2019. The amounts and percentage of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Named Executive Officers (1):
Robert B. Barnhill, Jr. (2)	1,622,560	19.1%
Jay G. Baitler	22,712	*
John D. Beletic	54,492	*
Paul J. Gaffney	6,000	*
Benn R. Konsynski, Ph.D.	150,142	1.8%
Dennis J. Shaughnessy	35,229	*
Morton F. Zifferer, Jr.	79,669	*
Charles W. Kriete	3,148	*
Douglas A. Rein	68,380	*
Elizabeth S. Robinson	7,037	*
Aric M. Spitulnik	21,194	*
Murray Wright	5,218	*

All Current Directors and Executive Officers as a group (12 persons)	2,075,781	24.4%

Five Percent Shareholders:
Dimensional Fund Advisors (3)	615,648	7.3%
DePrince, Race & Zollo, Inc. (4)	880,552	10.4%
The Capital Management Corporations (5)	474,351	5.6%
Renaissance Technologies, LLC (6)	441,200	5.2%

*     Less than 1% of the outstanding common stock.

(1)

Unless otherwise noted, each person exercises sole (or shares with a spouse or other immediate family member) voting and dispositive power as to the shares reported. Address for all Directors and NEOs is c/o TESSCO Technologies, Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031.

(2)

Includes 316,500 shares held by Mr. Barnhill’s spouse and children and 26,500 shares held by a private charitable foundation of which Mr. Barnhill and his spouse are the sole directors. Mr. Barnhill disclaims beneficial ownership over the shares held by the foundation.

(3)

Derived from Schedule 13G/A filed by Dimensional Fund Advisors LP on February 8, 2019, and which reports information as of December 31, 2019. Dimensional’s address is Palisades West, Building One, 3600 Bee Cave Road, Austin, Texas 78746.

(4)

Derived from Schedule 13G/A filed by DePrince, Race, & Zollo, Inc. on January 25, 2019, and which reports information as of December 31, 2019. Deprince’s address is 250 Park Ave South, Suite 250, Winter Park, Florida 32789.

(5)

Derived from Schedule 13G filed by The Capital Management Corporation on May 16, 2019 indicating May 10, 2019 as the date of event requiring filing.  The Capital Management Corporation’s address is 4101 Cox Road, Suite 110, Glen Allen, VA 23060.

(6)

Derived from Schedule 13G filed by Renaissance Technologies, LLC on February 12, 2019, indicating May 18, 2018 as the date of event requiring filing.  Renaissance’s address is 800 Third Avenue, New York, New York 10022.

Proposal No. 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending March 29, 2020, and the Company seeks ratification of such appointment by the shareholders. Ernst & Young LLP has audited our financial statements commencing with the fiscal year ended March 30, 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions.

Shareholder ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to approve the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of our shareholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal years 2019 and 2018:

	2019	2018

Audit Fees (1)	$424,000	$424,000
Audit-Related Fees (2)	9,000	17,500
Tax Fees	—	—
All other fees	—	—
Total	$433,000	$441,500

(1)

Audit services of Ernst & Young LLP for fiscal years 2019 and 2018 consisted of quarterly reviews and the annual audit of the consolidated financial statements of the Company, and advisory services on technical issues related to the audit.

(2)

Accounting consultation related to the implementation of the new revenue recognition standard effective for fiscal year 2018.  Accounting consultation related to the implementation of the new lease accounting standard effective for fiscal year 2019.

Pursuant to the Company’s Audit Committee Charter, all audit services and permitted non-audit services to be performed for the Company by its independent registered public accounting firm are pre-approved by the Audit Committee. The Committee has delegated authority to one or more members to pre-approve audit and permitted non‑audit services (including pre-approval of fees), provided that the approvals granted by such persons are reviewed with the full Audit Committee at its next scheduled meeting. All fees incurred in fiscal years 2019 and 2018 and reflected in the table above were pre-approved.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020.

Proposal No. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Regulation 14A under the Exchange Act was revised following the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and requires that the Company seek an advisory, non-binding shareholder vote on the compensation of our named executive officers as disclosed in this Proxy Statement. Accordingly, as required by the Exchange Act and the rules mandated by the SEC, we are providing our shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of our NEOs, as disclosed in this proxy statement in accordance with and pursuant to the compensation disclosure rules of the SEC.

We believe that our compensation policies and procedures align with the long-term interests of our shareholders. The Company’s compensation program is guided by a carefully considered philosophy that total executive compensation should vary based on achievement of defined financial and non-financial goals and objectives, both individual and corporate, and should be focused on long-term strategies to build shareholder value. The Compensation Committee acts diligently to provide compensation opportunities that are competitive and that emphasize performance with a long-term perspective. We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

We invite you to consider the details provided in the COMPENSATION DISCUSSION AND ANALYSIS, as well as the SUMMARY COMPENSATION TABLE and other tables and related materials included in this proxy statement. These will present you with the breadth of the considerations that are taken into account when setting compensation and details of the valuation of the elements of the compensation program as a whole. The Summary Compensation Table and its footnotes allow you to view the trends in compensation and application of our philosophies and practices for the last three years.

Because your vote is advisory, it will not be binding. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

The Company’s current policy is to provide our shareholders with an opportunity to approve the compensation of our named executed officers every year. It is expected that the next advisory vote will be held at the 2020 Annual Meeting of Shareholders.

The Board unanimously recommends that the shareholders vote, on an advisory, non-binding basis, “FOR” approval of the compensation of our Named Executive Officers for the fiscal year ended March 31, 2019, as disclosed in this proxy statement pursuant to the Compensation Disclosure Rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other tabular information and related material.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, which is composed solely of independent directors, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of TESSCO’s executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, including our Chief Executive Officer, Murray Wright. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in TESSCO’s 2019 Annual Report on Form 10‑K (incorporated by reference) and in this proxy statement.

Compensation Committee

John D. Beletic, Chairman

Jay G. Baitler

Dennis J. Shaughnessy

Morton F. Zifferer

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee (the “Committee”) of our Board of Directors (the “Board”), which is comprised entirely of independent directors, oversees our executive compensation program and determines all compensation for our executive officers. From time to time, the Committee requests recommendations from our Chief Executive Officer (“CEO”) regarding the amounts, types and structure of our executive compensation. This section of the proxy statement focuses on the compensation program for our CEO, Chief Financial Officer (“CFO”) and three other most highly compensated executive officers in fiscal year 2019, whom we refer to collectively as our “named executive officers”, or “NEOs”. Our NEOs for purposes of this Compensation Discussion and Analysis are:

NEOs	Positions as of April 1, 2018
Murray Wright	President and Chief Executive Officer
Aric M. Spitulnik	Senior Vice President and Chief Financial Officer
Charles W. Kriete	Senior Vice President
Douglas A. Rein	Senior Vice President
Elizabeth S. Robinson	Senior Vice President

Executive Summary

TESSCO operates in the extremely competitive and rapidly changing wireless communication product and service industry. The Committee believes that compensation programs for our NEOs should and do align the financial interests of the NEOs with those of our shareholders. The programs are designed to attract, motivate and retain talented executives for our long-term success.

Our current executive compensation programs established by the Committee are heavily weighted to incentive compensation that is “at risk”. The broad objectives of the programs are to:

•	Enable us to attract, retain and motivate executives who can significantly contribute to our short-term and long-term success, and to develop the overall talent of TESSCO;
•	Reward executives for the achievement of specific and overall business objectives;
•	Target compensation to be competitive with the organizations with which we compete for talent (although we do not engage in a formal benchmarking process);
•	Encourage and reward both profitable growth and operating efficiency;
•	To the extent equitable and practical, deliver compensation in a tax efficient and cost-effective manner;
•	Provide a rational and consistent compensation system that is well communicated and understood by the participants;
•	Tie a significant portion of compensation to the accomplishment of strategic goals and the creation of long-term shareholder value; and
•	Provide motivational programs that focus not only on compensation, but also leadership development and personal growth opportunities.

During fiscal year 2019, revenues totaled $607 million, a 5% increase over the prior year, and gross profits totaled $121 million, a 0.1% increase. Our selling, general and administrative expenses were up only 0.1% compared to fiscal year 2018. Earnings per share increased to $0.65 or a 7% increase over the prior year. Fiscal year 2019 was the second full year with Murray Wright serving as our CEO and included the implementation of our revised go-to-market strategy, the addition and promotion of a number of new leaders across many departments, several technology enhancements covering a wide range of areas including our network infrastructure, Tessco.com, OASIS, our proprietary customer project management tool, a new data driven pricing tool and enhancements to our salesforce.com platform. These accomplishments set us up to capitalize on near- and longer-term growth opportunities.  At the same time, the overall results achieved in fiscal 2019 did not meet the high-end targets established by the Compensation Committee near the beginning of the year, and the variable payments made to our NEOs in fiscal year 2019 is reflective of these results.

Our executive compensation program generally includes several elements that, taken together, we believe allow us to achieve the best alignment of Company growth, long-term shareowner value and team member retention. These elements are:

•	Base salary
•	Performance-based and other incentive programs, consisting of
o	annual cash bonus based on Company performance
o	annual equity awards that, if earned, vest over a four-year period
o	periodic grants of stock options that vest over a four-year period

We strongly believe that our executives are properly motivated by appropriate base salaries and our pay for performance and other incentive programs. The Committee continues to believe equity-based compensation based on performance-based and time-vested stock grants are aligned with long-term shareholder interests. The Committee continually reevaluates its approach to executive compensation, and when circumstances are determined to justify it, the Committee makes adjustments. The Committee has more recently concluded that stock option grants to NEOs and others can also provide an effective retention and/or recruiting tool and additional incentive for driving long-term stock price growth and has increased its focus on stock option grants.

Components of NEO Compensation

The Company makes use of the following components for NEO compensation, which are established by the Company and approved by the Committee:

Component	Purpose	Relationship to Performance	Fixed or Performance Based	Short or Long Term
Base Salary	Is market-competitive and provides an appropriate level of fixed compensation to attract and retain executives.	Pre-set amount subject to adjustment based on individual performance.	Fixed	Short-Term
Performance-based Annual Cash Bonuses	Encourages annual results that create shareholder value.	Linked to actual achievement of predetermined Company objectives and personal performance.	Performance Based	Short-Term
Performance Stock Award Program	Encourages annual results that create shareholder value and provides retention incentive.	Linked to actual achievement of predetermined Company objectives. Shares, if earned, vest over a four-year period.	Performance Based	Long-Term
Restricted Stock Award Program	Encourages long-term retention and shareowner value through alignment with continuation of the Company’s dividend program.	Linked to continuation of the payment of dividends by the Company. Shares, if earned, cliff vest after a four-year period.	Performance Based	Long-Term
Stock Options	Encourages growth in shareholder value and provides retention incentive.	Based solely on growth in Company stock price from the grant date.	Fixed (though value increase dependent on positive stock performance)	Long-Term
Retirement and other benefits	Provides retention incentive and varying levels of nonperformance-based compensation.

NEO’s participate in the Company’s broad-based health and welfare, life insurance, disability and retirement programs and 401(k) Plan and Team Member Stock Purchase Plan, which are open to all of our employees.

			Fixed	Long-Term

Design

The Committee believes that a major portion of the NEO compensation should be at risk and subject to the financial performance of the Company. The only guaranteed forms of NEO compensation are base salaries and the benefit programs (most of which are generally available to all management employees). The remainder of compensation must be earned through the attainment of predetermined individual or Company financial performance objectives, established and approved by the Committee, or through increases in our stock value, as well as continued employment until predetermined dates. Our compensation programs are designed within a framework based on the achievement of pre-established financial targets or on stock performance. This creates an alignment of the financial interest of our NEOs with those of our shareholders by providing appropriate near- and long-term financial incentives that reward executives for enhanced shareholder value and for achieving objectives designed to enhance shareholder value.

Reward Metrics

A significant percentage of NEO compensation potential is at risk and performance-based. This performance-based compensation requires the achievement of specific performance targets intended to drive shareholder value over the long-term in order for the compensation to be paid and is designed to reward achievement of targeted financial results and individual performance. These performance metrics are based on financial measures regularly used by our management internally to understand, manage and evaluate our business and make operating decisions. The following table defines performance metrics used as an executive incentive measure, and states why the metric was selected and the compensation programs which use that metric. Other or additional requirements may also apply to these or other compensation programs used by the Company.

Metric	Definition	Why Selected	Pay Program
Diluted Earnings Per Share	Diluted earnings per share is calculated by dividing earnings by the weighted average number of diluted common shares outstanding for the period.	Earnings Per Share and Diluted Earnings Per Share are widely used by investors and analysts as a measure to evaluate a company’s performance.	Performance Stock Award Program
Operating Income	A measure of gross profit less selling, general and administrative expenses. All NEOs are accountable for overall operating income as well as of their individual units, if applicable.

Operating income is widely used by investors and analysts as a measure to evaluate a company’s performance. As opposed to EPS, operating income excludes the impact of the Company’s tax rate which is generally not subject to control by the Company’s executives.

Performance-based Annual Cash Bonus Program
Operating Margin	A measure of operating income divided by total revenues. All NEOs are accountable for either the overall operating margin or the operating margin of their individual units, if applicable.	Operating margin is widely used by investors and analysts as a measure to evaluate a company’s performance.	Performance-based Annual Cash Bonus Program
Return on Capital Employed (ROCE)	An internal metric that compares income before income taxes as a percentage of revenue in relation to the Company’s cash conversion cycle.

ROCE measures how well a company is generating profits from its capital. The ROCE ratio is considered an important profitability ratio and is used often by investors when screening for suitable investment candidates.

Performance-based Annual Cash Bonus Program
Individual Performance Factor	Generally, a subjective assessment of the executive’s collaboration and ability to deliver bottom-line financial results.	This measure assesses alignment and accountability while adding an element of subjectivity and discretion.	Performance-based Annual Cash Program

How Compensation is Determined

Opportunity for Shareholder Feedback.  The Committee considered feedback from our shareholders regarding our executive compensation program. The advisory (non-binding) vote on our overall executive compensation policies and procedures first instituted in 2012 and continued in 2015 and 2018, and again this year provides shareholders with an opportunity to communicate their views on our executive compensation program on a regular basis.

At our 2018 Annual Meeting of Shareholders, our shareholders voted to approve, on an advisory (non-binding) basis, the compensation paid to the Company’s NEOs for fiscal year 2018. We have considered this “2018 say-on-pay vote” and we believe that strong support from our shareholders for the 2018 say-on-pay vote proposal indicates that our shareholders are supportive of our overall approach to executive compensation. At our 2012 Annual Meeting of Shareholders, our shareholders voted in favor of the proposal to hold say-on-pay votes every third year. At our 2018 Annual Meeting of Shareholders, our shareholders voted on an advisory (non-binding) basis to hold “say-on-pay” votes each year.  Accordingly, at this 2019 Annual Meeting of Shareholders, the shareholder advisory (non-binding) vote on executive compensation will again be held.

Base Salary. Base salary is the fixed component of the NEO’s annual cash compensation and is set with the goal of attracting talented executives and adequately compensating and rewarding them for services rendered during the fiscal year. The Committee periodically reviews base salaries for our NEOs on its own initiative and at the recommendation of the CEO. In reviewing base salaries, the Committee considers each NEO’s level of responsibility, the size and complexity of their business unit, changes in duties and responsibilities, the business and overall and business unit financial results, the relationship among base salaries paid to others within TESSCO, and knowledge of base salaries paid by peers to comparable executives.

Mr. Wright’s base salary has been set by contract and cannot be reduced. No other NEO has a base salary set by contract.

During fiscal year 2017, Ms. Robinson’s base salary was increased upon her appointment as Senior Vice President. Mr. Kriete’s base salary was set upon his hire in fiscal year 2017. Messrs. Rein and Spitulnik’s base salaries were last increased in fiscal year 2015. Accordingly, no NEO received a salary increase for fiscal year 2019.

Actual salaries paid to each NEO for fiscal year 2019 are set forth in the “Summary Compensation Table” under the heading, “Salary”.

Performance-Based Annual Cash Bonus Program. Cash bonus earning opportunities for each individual are expressed as a percentage of the actual base salary paid to the NEO during the fiscal year and are determined by the Committee. The percentages are determined by the Committee based upon the NEO’s job level and responsibilities and may vary for different officers or business units.

Early in each fiscal year, the Committee establishes specific performance objectives for the payment of cash bonuses for that year. The performance objectives for each year are aligned with TESSCO’s growth and diversification strategies and have included: earnings per share, operating income, operating margin, non-concentrated net profit contribution, unit/segment results, customer growth, return on capital employed, productivity measurements (i.e. net income as a percentage of revenues) and returns (i.e. return on assets). For fiscal year 2019, all performance objectives were annual targets, but in past years there has been a mix of quarterly and annual targets. When establishing performance goals for a given period, the Committee reviews and discusses TESSCO’s business and financial plans for that year and key underlying assumptions, expectations under then-existing and anticipated market conditions, and the opportunity to generate shareholder value. Based on these and other factors, the Committee establishes the performance targets for purposes of cash bonuses.

Generally, following the close of each fiscal year (or other measurement period when applicable), the Committee determines whether the performance objectives for the period have been achieved and evaluates and then rates the individual performance of each of the NEOs for purposes of cash bonuses. This individual rating may increase or decrease the final cash bonus amount for an NEO. The Committee evaluates each NEO’s leadership skills and contribution by considering a variety of factors, including collaboration within the organization and the individual’s ability to drive bottom-line results.

Also see the “Summary Compensation Table” included herein, under the heading “Non-Equity Incentive Plan Compensation”.

Performance Stock Award Program and other Equity Incentives. The Committee believes that providing equity-based rewards to senior leaders and key contributors who are responsible for developing and successfully executing TESSCO’s growth strategies is in the best interests of all shareholders. The Company has granted Performance Stock Units (“PSUs”) to its NEOs and other key contributors in each fiscal year, beginning in fiscal year 2005. TESSCO’s Performance Stock Award Program is designed to reward the achievement of business objectives that benefit shareholders, and to help retain a successful and tenured management team. While the Committee believes equity-based compensation based on both performance and time-based metrics, like PSUs, is generally more aligned with long-term shareholder interests than stock options, it believes that stock option grants to NEOs can also serve as an effective retention and recruiting tool, and as additional incentive for driving long-term stock price growth. Similar to cash bonuses, the Committee establishes specific performance objectives for the earning of shares under PSU awards. While those goals need not be the same as those established for cash bonuses, they are generally established on the basis of the same criteria and after similar consideration. However, the sole company performance metric for PSUs granted to date has been annual earnings per share, with the Committee typically establishing “threshold” and “target” earnings per share thresholds for each measurement year. Generally, no shares are earned if the “threshold” is not met, and a maximum number of shares are earned if the “target” is met, all consistent with the desire of the Committee to incent the executive officers to increase earnings per share for the benefit of all shareholders. Shares earned upon the satisfaction of performance measures for the applicable period vest and are issued over a four-year period, provided that the executive remains employed by the Company at the respective vesting dates. As with cash bonuses, each executive officer’s performance is evaluated and rated by the Committee, and this rating may increase or decrease the final number of shares earned, but in no circumstances can the number of shares earned exceed the number of PSUs granted.

Due to the inherent difficulties in predicting earnings per share performance over a period longer than one year, PSUs have typically been granted with one-year measurement periods, and four-year vesting period. The Committee believes this appropriately rewards the executive for company performance and presents a retention incentive.

Similar to cash bonuses, following the close of each fiscal year, the Committee determines whether and to what extent the performance thresholds have been met for PSU purposes. When considering whether earnings per share performance thresholds have been met, the Committee considers the impact of these awards and payments under cash bonuses and all other cash and equity reward programs.

The Committee believes that our PSU program is working to align the efforts of recipients toward increasing earnings and maximizing shareholder value, and rewarding recipients only upon achievement of pre-defined performance goals. The Committee endeavors to set the performance goals in alignment with shareholder interests and believes generally that the full earning of annual PSU grants should be contingent on not only growing the Company’s business, but also on producing superior results. We believe the fact that just under half of the PSUs granted since the inception of the PSU program in the aggregate were earned is clear testimony to this view. See table below, which reflects PSUs granted during, and earned or not earned in respect of performance for, the applicable fiscal year.

Fiscal Year	PSUs Granted	PSUs Earned	PSUs Not earned	% of PSUs Earned
2019	71,000	40,000	31,000	56%
2018	86,000	50,250	35,750	58%
2017	207,000	—	207,000	0%
2016	103,000	—	103,000	0%
2015	91,000	—	91,000	0%
2014	112,000	56,021	55,979	50%
2013	156,200	107,573	48,627	69%
2012	260,000	250,200	9,800	96%
2011	274,500	127,379	147,121	46%
2010	396,000	385,500	10,500	97%
2009	412,500	283,680	128,820	69%
2008	282,000	—	282,000	0%
2007	342,000	327,807	14,193	96%
2006	372,292	127,680	244,612	34%
2005	1,403,439	413,632	989,807	29%
Total/Average	4,568,931	2,169,722	2,399,209	47%

Following is a summary of the threshold, target and actual earnings per share amounts associated with the grant of PSU awards for each of the previous ten years, and the threshold and target earnings per share levels used for the PSUs granted to the NEOs and other key members of management in May 2019 (for the fiscal year 2020 measurement period). In each year, with the exception of fiscal year 2014, the PSU target required to earn all PSU’s granted has been set at a higher level than the previous year actual EPS. For fiscal year 2014, the targets remained the same as fiscal 2013, despite the transition of $213 million of revenue associated with our former relationship with AT&T.

Fiscal Year	PSU Threshold	PSU Target	Actual EPS
2020	$0.55	$0.85	n/a
2019	0.45	0.83	0.65
2018	0.36	0.66	0.61
2017	0.50	1.00	0.17
2016	1.20	2.00	0.65
2015	2.06	2.33	1.04
2014	1.80	2.30	1.94
2013	1.80	2.30	2.15
2012	0.85	1.50	2.03
2011	1.27	1.50	1.27
2010	0.67	0.93	1.19
2009	0.73	1.15	0.82
2008	0.83	1.03	0.58
2007	0.44	0.55	0.77
2006	0.53	0.67	0.53

Since commencing the PSU award program, the Compensation Committee has also periodically utilized restricted stock awards and stock options as additional compensation for certain key executives, when circumstances are determined to so warrant. Mr. Wright was granted stock options for 250,000 shares of our common stock upon commencement of his employment as CEO in September 2016 and has not received any additional stock options. In fiscal year 2019, Messrs. Kriete and Spitulnik received stock options for 10,000 shares and Mr. Rein received stock options for 8,000 shares and Ms. Robinson received stock options for 9,000 shares. The exercise price for each of these options was equal to the trading price of our common stock on the respective grant dates.  Historically, options granted have had a maximum term of six years, although the 1994 Plan allows awards to have a term of up to ten years.

In addition to PSUs and stock options, in September 2017, the Compensation Committee, with concurrence of the full Board, granted restricted stock units, or RSUs, to each of the NEOs, for varying numbers of shares of common stock. The number of shares earned under these RSUs is tied to the continuing declaration and payment of dividends on the common stock of the Company, and the RSUs generally vest four years after the grant date. These RSUs create the potential for additional equity compensation to the recipient NEOs and further align the compensation of the NEOs with the Company’s dividend policy and the interests of its shareholders.

Retirement and Other Benefits. The key retirement and other benefits provided to TESSCO’s NEOs, where applicable, are described below.

•

Executive Life and Long-term Care Insurance. NEOs, are provided life insurance benefits with coverage of between $250,000 and $500,000 ($1,000,000 for Mr. Wright), including the option to accelerate up to 100% of this death benefit to be used for long-term care expenses.

•

Supplemental Long-Term Disability. If an NEO should become disabled and unable to work for a period lasting more than 90 days, this benefit will provide an additional level of income not covered by our group long-term disability plan. The group long-term disability plan provides coverage for up to two-thirds of salary and bonus, up to a maximum base salary of $144,000. See the “Potential Payments Upon Termination or Change in Control” section below for details on each executive’s current disability coverage.

•	Excess Liability Insurance. NEOs are provided with excess liability coverage of up to $20,000,000 for Mr. Wright and up to $10,000,000 for each of the other NEOs.
•	401(k) Plan and Team Member Stock Purchase Plan. NEOs are also eligible to participate in our 401(k) and Team Member Stock Purchase Plan, which are both open to all employees.

Executive Perquisites. The Committee believes that it has taken a conservative approach to perquisites. Mr. Wright is provided with golf and social club memberships, used primarily for corporate development and business generation purposes. See the “Summary Compensation Table” for an itemized disclosure of perquisites for Mr. Wright. Each of the other NEOs was the beneficiaries of minor perquisites in fiscal year 2019, which totaled less than $10,000 for each. The Committee has considered these perquisites and has determined them to be reasonable and appropriate.Fiscal Year 2018  Compensation.

Fiscal Year 2019 Compensation

This section provides an explanation and analysis of the decision-making behind the compensation provided to NEOs for fiscal year 2019.

1.

Base Salary. No NEO base salary was changed in fiscal year 2019.  Messrs. Rein, Kriete and Spitulnik and Ms. Robinson’s base salaries remained at $345,000, $300,000, $275,000 and $275,000, respectively. Messrs. Rein and Spitulnik’s base salaries were last increased in fiscal year 2015. Mr. Kriete’s base salary was set upon commencement of his employment in January 2017. Ms. Robinson’s salary was set in fiscal year 2018 upon her appointment as a Senior Vice President. Mr. Wright’s salary was set at $550,000 upon his appointment as President and CEO during fiscal year 2017. The Committee believes that all NEO salaries are consistent with the Committee’s philosophy of heavily weighting total compensation toward “at-risk” incentive compensation.

2.

Performance-based Annual Cash Bonuses. At the beginning of fiscal year 2019, the Committee established various annual performance targets for purposes of a cash bonus plan. Cash bonus earning opportunities for each individual are expressed as a percentage of the actual base salary paid to the NEO during the fiscal year, and are determined by the Committee. These cash bonus earning opportunities for fiscal year 2019 were 100% for Mr. Wright and 65% for Messrs. Kriete, Rein, Spitulnik and Ms. Robinson. The earning opportunity for fiscal year 2020 remains the same.

For fiscal year 2019, cash bonuses were determined on the basis of operating income, operating margin and ROCE metrics for each NEO and an evaluation of individual performance. Each NEO’s individual performance was subjectively assessed by the Committee, with input from the CEO, where applicable, and assigned an individual performance factor between 0% and 125%. The individual performance factor was then multiplied by the output of the Company earnings per share performance component. Based on achievement of growth in revenue and earnings achieved in fiscal year 2019, but at levels below target as set by the Compensation Committee, each NEO achieved between 31% and 57% of their cash bonus opportunity. Cash bonuses earned in fiscal year 2019 were $167,750 for Mr. Wright, $64,519 for Mr. Spitulnik, $68,396 for Mr. Rein, $111,690 for Mr. Kriete and $99,563 for Ms. Robinson.

3.

Performance Stock Award Program. For fiscal year 2019, the Committee decided to continue the practice of granting NEOs annual long-term incentive awards in the form of PSUs. The Committee began the practice of issuing PSUs in fiscal year 2005 and has granted PSUs every year since. Similar to cash bonuses, the Committee established specific performance objectives for the earning of shares pursuant to PSUs with a fiscal year 2019 measurement year. The fiscal year 2019 threshold and target earnings per share metrics were set at $0.45 and $0.83, respectively (fiscal year 2018 earnings per share were $0.61). Shares earned under PSU awards can be factored up (to 125%) or down (to 0%) based on the individual performance factor for each executive, but in no circumstances can the number of shares earned under each

PSU award be greater than the amount of PSUs granted pursuant to the award. For PSU’s granted in early fiscal year 2019 with a fiscal year 2019 measurement year, 62.5% were earned. Mr. Wright earned 6,250 shares and each of the other NEOs earned 3,125 shares related to the fiscal year 2019 PSU grant and earning achievement percentage. For comparison, since the inception of the Performance Stock Award program in fiscal 2005 and including fiscal year 2019, on average 47% of annual PSU awards are earned – see table above under the heading “Performance Stock Award Program and other Equity Incentives”. If and when earned based on performance, shares vest ratably in four installments, commencing on or about May 1 following the close of the measurement year and continuing on or about May 1 of the three succeeding years, provided the participant remains employed by or affiliated with the Company on these dates, but subject to acceleration upon the occurrence of certain events. Hence, PSU awards also encourage continued employment with the Company. The Committee believes that Performance Stock Awards in the form of PSUs are an effective way to attract and retain a talented executive team and align executives’ interests with those of shareholders.

4.

Stock Options. The Committee believes that stock option grants to NEOs can sometimes also provide an effective retention and recruiting tool, and an additional incentive for driving long-term stock price growth. During fiscal year 2019, the Committee granted stock options for 10,000 shares of our common stock to each of Messrs. Kriete and Spitulnik, for 9,000 shares to Ms. Robinson, and for 8,000 shares to Mr. Rein. The Committee believes stock options are an effective way to improve retention and directly tie the Company’s stock performance to management compensation. Stock options have an exercise price equal to the grant date stock price, and those issued in fiscal 2019 have a term of six years after the issue date, and generally vest over a four-year period, but are subject to acceleration upon the occurrence of certain events.  Mr. Wright was granted an option at the time of commencement of his employment on September 1, 2016, and has not received any subsequent option grants.

5.

Retirement and other Benefits. The Committee has determined that providing retirement, severance and other benefits is necessary to remain competitive and to further the goals of the Committee in attracting, retaining and motivating executives who can significantly contribute to our short-term and long-term success, and to develop the overall talent of the Company. The NEOs are also eligible to participate in the same medical, dental and similar welfare benefit programs that are available to our other employees.

Tax Deductibility of Compensation

The Committee considers the anticipated tax treatment to the Company and to the NEOs when reviewing the executive compensation and other compensation programs. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee considers ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent.

The Internal Revenue Code generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to individual NEOs. Previously, this limitation generally did not apply to compensation to certain NEOs that met certain requirements for “qualifying performance-based compensation.” The Committee had generally sought to structure, where practicable, performance-based compensation in a manner intended to satisfy the requirements for deductible compensation, but at the same time reserving the right to pay compensation that does not qualify as deductible. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was enacted, which, among other things, repealed the “qualifying performance-based compensation” exception described in this paragraph. Following enactment of the Tax Cuts and Jobs Act, we generally expect that compensation paid to our NEOs in excess of $1 million will not be deductible, unless we are able to qualify for an exception for qualifying compensation provided pursuant to a binding written contract in effect as of November 2, 2017, and which is not materially modified.

The compensation that we pay to the NEOs is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation.

Risk Considerations

The Compensation and Audit Committees periodically consider the risks associated with the structure of the Company’s executive compensation plans. These committees regularly review the various compensation programs, identify plan design features that could potentially encourage imprudent risk taking for short-term gain, and assess the presence or absence of controls that mitigate potential risks. These committees believe that the Company’s overall control environment is strong and that our executive compensation programs have a number of risk mitigation factors, including:

•	The vast majority of our incentive compensation programs (cash and equity, but excluding stock options) are based on the achievement of corporate-wide strategic and financial performance objectives;
•	A significant portion of executive compensation is comprised of equity awards that vest over an extended period, usually four years.

Based on this review, the Compensation and Audit Committees, with the concurrence of the full Board, believe that the risks associated with the Company’s compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company.

Stock Plan

The Company’s Third Amended and Restated 1994 Stock and Incentive Plan, or the “1994 Plan”, was our only active equity incentive plan for equity grants and awards, until the adoption by the Board of the 2019 Stock and Incentive Plan, or the “2019 Plan”, by our Board in June 2019. At present, no awards have been issued under the 2019 Plan, and any awards issued prior to shareholder approval of the 2019 Plan will become void if such approval is not obtained within twelve months after the 2019 Plan was approved by our Board.  All PSU awards and stock option grants made over the past decade or more have been made under the 1994 Plan. The Committee and the Board believe that the ability to offer equity compensation incentives to eligible participants, and particularly to our current and prospective senior management, is of paramount importance to our long-term success. The 1994 Plan, as currently in effect, provides for the grant or award to regular full-time employees (including officers) and non-employee directors of stock options, stock appreciation rights, restricted stock, restricted stock units and other performance awards, which may be denominated in shares of common stock or other securities of the Company. Upon approval by the shareholders of the 2019 Plan, no further awards will be granted under the 1994 Plan, and awards will instead be issued under the 2019 Plan or any other available plans or arrangements.

The maximum number of shares of common stock issued or issuable at any time (prior to approval of the 2019 Plan) pursuant to awards granted under the 1994 Plan is 4,203,125, subject to further adjustment from time to time to reflect future stock splits and other similar events. As of May 28, 2019, there were 69,137 shares of common stock available for future awards under the 1994 Plan. The shares of common stock underlying any awards granted under the 1994 Plan that either expire or are terminated or cancelled for any reason, without the issuance of the shares or payment in accordance with the terms of the corresponding award agreement, are returned to the pool of shares available for future awards under the 1994 Plan. However, upon approval by the shareholders of the 2019 Plan, these returned shares will instead increase the number of shares available for award under the 2019 Plan. A more detailed discussion of the 2019 Plan, including its affect, if approved by the shareholders, on the 1994 Plan, is included in Proposal No. 4 included in this Proxy Statement.

In addition, the Company maintains the Team Member Stock Purchase Plan. This plan permits eligible employees to purchase up to an aggregate of 450,000 shares of the Company’s common stock at 85% of the lower of the market price on the first day of a six-month period and the market price on the last day of that same six-month period. During fiscal year 2019, an aggregate of 13,423 shares were sold to employees under this plan. The number of shares of common stock available under this plan as of May 28, 2019 was 183,102.

Equity Compensation Plan Information

The following table sets forth information as of March 31, 2019, the last day of the Company’s fiscal year 2019, with respect to the Third Amended and Restated 1994 Stock and Incentive Plan and the Team Member Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	781,806 (1)	$14.29 (2)	429,739 (3)

(1)

Includes the non-vested portion of the restricted stock units, or RSUs, made to various non-employee directors and executives (92,000 shares), an aggregate of 98,306 shares of common stock subject to issuance pursuant to performance stock units, or PSUs, and an aggregate of 591,500 shares of common stock subject to issuance pursuant to outstanding stock options, in each case granted pursuant to the 1994 Plan. Of the 98,306 shares subject to issuance pursuant to PSUs, 74,306 shares have been earned and will be issued ratably over the remaining term of the corresponding PSU, on or about May 1, 2019, 2020, 2021 and 2022, as applicable.  The remaining 24,000 shares were not earned on the basis of fiscal year 2019 performance and were cancelled in May 2019. Hence, the amount appearing above does not reflect this cancellation. This amount also does not reflect additional PSUs issued on May 10, 2019, after our 2019 fiscal year-end, which provide the executive officers and certain other employees with the opportunity to earn up to an aggregate of 45,500 additional shares of common stock on the basis of fiscal year 2020 Company and individual performance. These PSUs, if earned on the basis of fiscal 2020 performance, will vest ratably in four installments, commencing on or about May 1 following the close of the measurement year and continuing on or about May 1 of the next three years provided that the respective employees remain employed by the Company (or meet other criteria as prescribed in the applicable award agreement). This amount also does not reflect an additional 21,000 RSUs granted on May 10, 2019, which provide non-employee directors with the opportunity to have issued to them at a later date, upon vesting, up to an aggregate of 21,000 shares of the Company’s common stock over a four-year period, provided that the respective participants remain associated with the Company (or meet other criteria as prescribed in the applicable award agreement). This amount also does not reflect stock options issued in on May 10, 2019 for an aggregate of 135,000 shares of our common stock.  These stock options, which were granted with an exercise price equal to the grant date price, vest over four years and expire six years after the date of grant.

(2)

Does not reflect any impact for shares issuable pursuant to PSUs, RSUs or restricted stock, as these instruments do not include an exercise price. The above amount reflects the weighted averaged exercise price of the 591,500 stock options outstanding at the end of fiscal year 2019.

(3)

Includes 183,102 shares of common stock available for purchase under the Team Member Stock Purchase Plan and 246,637 shares remaining available for issuance pursuant to future awards under the 1994 Plan. This amount does not reflect the 45,500 PSUs, the 21,000 RSUs or the stock options for 135,000 shares, all granted on May 10, 2019 after our 2019 fiscal year-end, as described in footnote (1) above. This amount also does not reflect the PSUs for an aggregate of 24,000 shares that were cancelled in May 2019. All of these shares were subsequently added back to the number of shares available for future award under the 1994 Plan, upon cancellation of the PSUs.

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to the Company’s NEOs during fiscal years 2019, 2018 and 2017.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value	All Other Compensation	Total (15)
Murray Wright,	2019	550,000	155,800	—	167,750	—	59,325 (4)	932,875
President and CEO	2018	550,000	343,640	—	540,375	—	71,642 (5)	1,505,657
	2017	319,423	106,200	462,500	240,625	—	41,095 (6)	1,169,843
Charles W. Kriete,	2019	300.000	77,900	47,000	111,690		15,256 (7)	551,846
Senior Vice President,	2018	300.000	133,420	93,800	175,013	—	12,914 (8)	715,147
Commercial
Douglas A. Rein,	2019	345,000	77,900	37,600	68,396	—	16,855 (9)	545,751
Senior Vice President,	2018	345,000	99,340	72,300	220,326	—	16,579 (10)	753,545
Performance Systems	2017	345,000	161,700	33,800	52,500	—	13,403 (11)	606,403
and Operations
Aric M. Spitulnik,	2019	275,000	77,900	47,000	64,519	—	13,537 (12)	477,956
Senior Vice President, CFO	2018	275,000	133,420	72,300	175,622	—	12,690 (13)	669,032
and Corporate Secretary	2017	275,000	161,700	33,800	52,500	—	10,617 (14)	533,617
Elizabeth S. Robinson,	2019	275,000	77,900	42,300	99,564	—	13,272 (15)	508,036
Senior Vice President,	2018	275,000	133,420	72,300	199,128	—	12,660 (16)	692,508
Retail and Mobility	2017	250,000	107,800	16,900	40,000		8,613 (17)	423,313

(1)

This column represents the number of PSUs and RSUs granted for the corresponding measurement year, without regard to the number of PSUs actually earned or RSUs vested, multiplied by the grant date fair value (calculated as the closing price of TESSCO common stock as reported by Nasdaq on the date of grant minus the present value of dividends expected to be paid on the common stock before the PSU and RSU vest, because dividends or dividend-equivalent amounts do not accrue and are not paid on unvested PSUs and RSUs). The grant date fair value of PSUs for fiscal years 2019, 2018 and 2017 was $15.58, $12.78 and $10.78 ($10.62 for Mr. Wright), respectively. The grant date fair value of RSUs, which were only granted during fiscal year 2018 was $11.36. These grant date fair value determinations reflect the FASB standard on stock compensation, which is the valuation method adopted by the SEC, and are not intended to represent the actual value of stock awards issued to the named executive officer. In fiscal year 2019, 62.5% of PSUs were earned and will vest rating in four annual installments beginning in May 2019.  In fiscal year 2018, 75% of PSUs were earned and began vesting ratably in four annual installments beginning in May 2018. In fiscal year 2017 no PSUs were earned and therefore there was no grant date value actually earned. RSUs are earned on the basis of dividends declared and paid over a four-year period. For a discussion of the assumptions made in the valuation of these awards see Note 16 to the audited consolidated financial statements in the Company’s Annual Report on Form 10‑K for the fiscal year ended March 31, 2019.

(2)	This column represents the aggregate grant date fair value of stock option awards, computed in accordance with FASB ACS Topic 718.
(3)	Represents cash bonuses paid pursuant to the Company’s cash bonus program.
(4)

Represents $6,875 allocated to Mr. Wright’s Retirement Savings Plan Account, $20,185 in premiums for supplemental life insurance and long-term care coverage, premiums of $12,957 for supplemental long-term disability coverage, and $6,148 in premiums for excess liability coverage; and $26,117 for membership fees to various organizations that are used either exclusively or primarily for corporate development and business generation purposes. Total membership fees included annual dues of $21,174 paid to a club that requires that specific individuals be designated as members, even though this is a corporate membership. In 2019, Mr. Wright was designated as a member.

(5)

Represents $6,750 allocated to Mr. Wright’s Retirement Savings Plan Account, $20,185 in premiums for supplemental life insurance and long-term care coverage, premiums of $12,977 for supplemental long-term disability coverage, and $5,613 in premiums for excess liability coverage; and $26,117 for membership fees to various organizations that are used either exclusively or primarily for corporate development and business generation purposes. Total membership fees included annual dues of $25,642 paid to a club that requires that specific individuals be designated as members, even though this is a corporate membership. In 2018, Mr. Wright was designated as a member.

(6)

Represents $6,141 allocated to Mr. Wright’s Retirement Savings Plan Account, $16,862 in premiums for supplemental life insurance and long-term care coverage, premiums of $12,977 for supplemental long-term disability coverage, and $5,115 in premiums for excess liability coverage.

(7)

Represents $6,000 allocated to Mr. Kriete’s Retirement Savings Plan Account, $6,137 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,148 for supplemental long-term disability coverage, and $1,971 in premiums for excess liability coverage.

(8)

Represents $3,808 allocated to Mr. Kriete’s Retirement Savings Plan Account, $6,137 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,148 for supplemental long-term disability coverage, and $1,821 in premiums for excess liability coverage.

(9)

Represents $6,875 allocated to Mr. Rein’s Retirement Savings Plan Account, $5,171 in premiums for supplemental life insurance and long-term care coverage, $2,838 in premiums for supplemental long-term disability coverage and $1,971 for excess liability coverage.

(10)

Represents $6,750 allocated to Mr. Rein’s Retirement Savings Plan Account, $5,170 in premiums for supplemental life insurance and long-term care coverage, $2,838 in premiums for supplemental long-term disability coverage and $1,821 for excess liability coverage.

(11)

Represents $3,975 allocated to Mr. Rein’s Retirement Savings Plan Account, $4,728 in premiums for supplemental life insurance and long-term care coverage, $6,429 in premiums for supplemental long-term disability coverage and $1,585 for excess liability coverage.

(12)

Represents $6,875 allocated to Mr. Spitulnik’s Retirement Savings Plan Account, $3,565 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,126 for supplemental long-term disability coverage, and $1,971 in premiums for excess liability coverage.

(13)

Represents $6,178 allocated to Mr. Spitulnik’s Retirement Savings Plan Account, $3,565 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,126 for supplemental long-term disability coverage, and $1,821 in premiums for excess liability coverage.

(14)

Represents $4,396 allocated to Mr. Spitulnik’s Retirement Savings Plan Account, $3,401 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,126 for supplemental long-term disability coverage, and $1,694 in premiums for excess liability coverage.

(15)

Represents $6,875 allocated to Ms. Robinson’s Retirement Savings Plan Account, $3,283 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,143 for supplemental long-term disability coverage, and $1,971 in premiums for excess liability coverage.

(16)

Represents $6,461 allocated to Ms. Robinson’s Retirement Savings Plan Account, $3,283 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,095 for supplemental long-term disability coverage, and $1,821 in premiums for excess liability coverage.

(17)

Represents $4,395 allocated to Ms. Robinson’s Retirement Savings Plan Account, $1,429 in premiums for supplemental life insurance and long-term care coverage, premiums of $1,095 for supplemental long-term disability coverage, and $1,694 in premiums for excess liability coverage.

(18)

In fiscal year 2019, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was, 77% for Mr. Wright, 75% for Mr. Kriete, 76% for Mr. Rein, 71% for Mr. Spitulnik and 73% for Ms. Robinson. In fiscal year 2018, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was, 72% for Mr. Wright, 66% for Mr. Kriete, 75% for Mr. Rein, 67% for Mr. Spitulnik and 68% for Ms. Robinson. In fiscal year 2017, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was, 48% for Mr. Wright, 66% for Mr. Rein, 61% for Mr. Spitulnik and 69% for Ms. Robinson.

Grants of Plan-Based Awards in Fiscal Year 2019

The following table provides information about cash and equity awards granted to or earned by the NEOs for fiscal year 2019. All of the equity grants have been made under the Company’s Third Amended and Restated 1994 Stock and Incentive Plan. Grants of non-equity incentive plan awards are made under the Company’s Cash Bonus Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awarded (shares)
Name	Award Type	Grant Date	Threshold	Target	Maximum	Threshold (2)	Target (2)	Grant Price of Awards (3)	All Other Option Awards: Securities Underlying Options (#)	Exercise And Grant Date Price of Option Award ($/Sh)	Full Grant Date Fair Value (4)
Murray Wright	Cash Bonus	5/10/18	165,000	550,000	825,000
	PSUs	5/10/18				3,000	10,000	15.58			155,800
Charles W. Kriete	Cash Bonus	5/10/18	58,500	195,000	292,500
	PSUs	5/10/18				1,500	5,000	15.58			77,900
	Stock Options	5/10/18							10,000	$17.55	47,000
Douglas A. Rein	Cash Bonus	5/10/18	67,275	224,250	336,375
	PSUs	5/10/18				1,500	5,000	15.58			77,900
	Stock Options	5/10/18							8,000	$17.55	37,600
Aric M. Spitulnik	Cash Bonus	5/10/18	53,625	178,750	268,125
	PSUs	5/10/18				1,500	5,000	15.58			77,900
	Stock Options	5/10/18							10,000	$17.55	47,000
Elizabeth S. Robinson	Cash Bonus	5/10/18	53,625	178,750	268,125
	PSUs	5/10/18				1,500	5,000	15.58			77,900
	Stock Options	5/10/18							9,000	$17.55	42,300

(1)

Represents possible payouts under the annual cash bonus program for fiscal year 2019. See “Compensation Discussion and Analysis” for more information on the annual cash bonus program, including other incentive paid to NEOs during fiscal year 2019.

(2)

The target column represents the number of shares available to be earned at any time under Performance Stock Units, or PSUs, awarded to each NEO in fiscal year 2019. In no instances can the maximum payout exceed the number of shares represented by the number of PSUs identified in the target column. PSUs are earned based on earnings per share measurement compared to the threshold and target goals in the applicable agreements, as well as individual performance. The threshold column as applicable to PSUs reflects the expected minimum number of shares to be earned upon the Company meeting the applicable minimum fiscal year performance metrics for which PSUs may be earned, without regard to individual performance or other factors that may reduce the stated amount. Any shares that are earned vest ratably in four installments, commencing on or about May 1 following the close of the measurement year and continuing on or about May 1 of the next three years provided that the NEO remains employed by the Company (or meets other criteria as prescribed in the applicable award agreement).

(3)	This column represents the grant date fair value of PSUs computed in accordance with the FASB ASC Topic 718.
(4)	This column represents the grant date fair value per PSU, as applicable calculated in accordance with FASB ASC Topic 718 multiplied by the number of options granted.

Outstanding Equity Awards at 2019 Fiscal Year End

	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($) (1)	Option Expiration Date (1)	Number of Shares, or Units of Stock That Have Not Vested (#)		Market Value of Shares, or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Murray Wright	156,250	93,750	$12.57	9/1/22	5,625	(2)	87,075
					8,313	(3)	128,678	10,688	(3)	165,443
					6,250	(3)	96,750
Charles W. Kriete	13,750	16,250	$14.75	5/10/23	2,812	(2)	43,530
	4,792	5,208	$13.80	4/12/23	3,063	(3)	47,408	3,938	(3)	60,953
	15,625	14,375	$13.65	1/23/23	3,125	(4)	48,375
	--	10,000	$17.55	5/10/24
Douglas A. Rein	13,750	16,250	$14.75	5/10/23	2,812	(2)	43,530
	18,333	1,667	$22.64	7/21/21	1,750	(3)	27,090	2,250	(3)	34,830
	12,083	7,917	$12.05	10/26/22	3,125	(4)	48,375
	--	8,000	$17.55	5/10/24
Aric M. Spitulnik	13,750	16,250	$14.75	5/10/23	2,812	(2)	43,530
	18,333	1,667	$22.64	7/21/21	3,063	(3)	47,408	3,938	(3)	60,953
	12,083	7,917	$12.05	10/26/22	3,125	(4)	48,375
	--	10,000	$17.55	5/10/24
Elizabeth S. Robinson	13,750	16,250	$14.75	5/10/23	2,812	(2)	43,530
	6,042	3,958	$12.05	10/26/22	3,063	(3)	47,408	3,938	(3)	60,953
	--	9,000	$17.55	5/10/24	3,125	(4)	48,375

(1)

Represents options issued during fiscal years 2019, 2018, 2017 and 2016, as applicable. The grant date for each option is the date six years prior to the expiration date. The exercise price was equal to the stock price on the date of the grant. The options vest 25% on the first anniversary of the grant date and then 1/36 each month for the next 3 years, subject to possible acceleration of vesting or forfeiture.

(2)

Relates to a PSU award made May 10, 2017 which was earned on the basis of fiscal 2018 performance and has a four-year vesting period. The non-vested shares will vest ratably in three equal annual installments on or about May 1, 2019, 2020 and 2021.

(3)

Relates to RSU awards granted August 8, 2018, which are earned over the four-year period following the date of award, with earning calculated by dividing the aggregate cumulative dividends declared and paid on Company common stock over that period by $3.20. Subject to certain exceptions, the RSUs do not fully vest and no shares are issued until the expiration of the four-year period, and only if the NEO then remains employed by the Company. As of fiscal 2019 year end, each of these RSUs was 43.75% earned but remain subject to vesting at the end of the four-year period.

(4)

Relates to a PSU award made May 10, 2018 which is earned on the basis of fiscal 2019 performance and if earned has a four-year vesting period. The non-vested shares vested or will vest ratably in four equal annual installments beginning on or about May 1, 2019 and continuing on or about May 1 of each of the three successive years.

(5)	Based on the closing price of TESSCO common stock as reported by Nasdaq on the last trading day of our fiscal year 2019, March 29, 2019 ($15.48).

Option Exercises and Stock Vested for Fiscal Year 2019

The following table summarizes the vesting of stock awards for each of the NEOs during fiscal year 2019.  No options were exercised by any of the NEOs during fiscal year 2019.

	Stock Awards
Name	Number of Shares Acquired Upon Vesting (#) (1)	Value Realized on Vesting ($) (1) (2)
Murray Wright	1,875	32,906
Charles W. Kriete	938	16,462
Douglas A. Rein	938	16,462
Aric M. Spitulnik	938	16,462
Elizabeth S. Robinson	938	16,462

(1)

Shares related to a PSU award made May 10, 2017. In accordance with the terms of the applicable PSU award, these shares vested May 10, 2018, when the closing market price of our Common Stock as reported by Nasdaq was $17.55 per share.

(2)	Reflects the grant date fair value of the Common Stock award on the date of vesting.

Nonqualified Deferred Compensation for Fiscal Year 2018

We do not offer a nonqualified deferred compensation plan to our NEOs.

Employment Agreements/Payments upon Termination or Change in Control

The information contained in this section details the estimated incremental value transfer that a currently employed NEO would receive in various scenarios relating to a termination of employment or a change in control. All payments that would be made to any current NEO assume that the triggering event occurred as of March 31, 2019, the last day of our fiscal year 2019. The value of stock transactions discussed below have been calculated using a price of $15.48, the closing price of our stock as reported by Nasdaq on the last trading day of our 2019 fiscal year, March 29, 2019. The actual amounts that would be paid to any current NEO can only be determined at the time and based upon the circumstances of an actual termination of employment and would vary from those listed below. This section does not address compensation that is unaffected by these various scenarios. Certain of the terms used below, such as “good reason”, “disability”, “cause” and others, may be defined under the terms of the applicable employment agreements or other contracts between the Company and the applicable officer.

Mr. Wright

The termination or separation of the employment of Mr. Wright is governed in part by an Employment Agreement, dated as of August 29, 2016. The discussion appearing below details the benefits and timing of payouts associated with each termination of employment noted in the agreement, and under the applicable PSU awards, stock options and other arrangements, as of March 31, 2019, the last day of our fiscal year 2019. In addition, Mr. Wright is entitled to base salary and other compensation earned then to date but not yet paid. The discussion below is qualified in its entirety by the terms of the Employment Agreement.

Termination by the Company without cause or resignation by Mr. Wright for good reason not in connection with or following a change in control.

•	Two times Mr. Wright’s current base salary (currently $550,000) paid in equal installments over a twelve-month period.
•

Full vesting of all shares earned under prior fiscal year PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company (11,875 shares having a value of $183,325).

•

Vesting of all shares earned to date under Mr. Wright’s restricted stock unit award, calculated on the basis of the amount of dividends declared and paid since the grant of the RSUs divided by $3.20. This represents 8,313 shares having a value of $128,678.

•	Any accrued bonus at the date of termination ($167,750 for fiscal year 2019).
•

If Mr. Wright elects continuation health insurance coverage under COBRA, he would pay the then-current portion of the cost of such coverage that would be payable by the Company’s similarly situated active employees, and the Company would pay the balance of coverage for approximately one year.

•

Mr. Wright would be entitled to exercise the stock option granted to him at the commencement of his employment for up to 250,000 shares to the same extent that such options would have been exercisable on the termination date, for a period of three months thereafter (but in no event later than the option expiration date). The intrinsic value of these currently exercisable stock options (with an exercise price of $12.57 per share which is lower than $15.48, the closing price of our stock as reported by Nasdaq on the last trading day of our fiscal year, March 29, 2019), would be $454,688.

Termination due to Mr. Wright’s death or disability.

•

Full vesting of all shares earned under all fiscal 2018 and 2019 PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company (11,875 shares having a value of $183,825).

•

Vesting of all shares earned to date under Mr. Wright’s restricted stock unit award, calculated on the basis of the amount of dividends declared and paid since the grant of the RSUs divided by $3.20. This represents 8,313 shares having a value of $128,678.

•	Any accrued bonus at the date of termination ($167,750 for fiscal year 2019).

•	In the event of his death, his designated beneficiary will receive $1,000,000 in life insurance benefits or long-term care.
•	Disability benefits under a supplemental disability policy until he reaches age 65 at an amount equal to 65% of current base salary.
•

Mr. Wright would be entitled to exercise stock options to the same extent that such options would have been exercisable on the termination date, for a period of twelve months thereafter (but in no event later than the option expiration date).  Mr. Wright currently has 156,250 exercisable stock options with an exercise price of $12.57 per share.  The intrinsic value of these currently exercisable stock options (with an exercise price lower than the closing price of our stock as reported by Nasdaq on the last trading day of our fiscal year, March 29, 2019), would be $454,688.

Upon a Change in Control

•

If the employment of Mr. Wright is terminated by the Company without cause or by him upon resignation for good reason, or upon death or disability, in either case following a change in control, he is entitled to be paid the same cash amounts, and to continued COBRA benefits, as are described above as payable or available upon termination without cause or for good reason and not in connection with or following a change in control.

•

Upon a change in control, PSUs held by Mr. Wright and related to the 2019 fiscal year would become earned as though earnings per share equals the Target earnings per share as specified in applicable PSU agreement, and Mr. Wright's individual performance factor is assumed to be 100%. These PSUs would vest immediately. Mr. Wright was granted 10,000 PSUs, on May 10, 2018. Therefore, even though only 6,250 of these shares were actually earned pursuant to these PSUs based on fiscal year 2019 results, had a change in control occurred at fiscal year-end and prior to performance determinations, Mr. Wright would have earned an additional 3,750 shares, or 10,000 shares in the aggregate, having a then current value of $154,800.

•

Upon a change in control, Mr. Wright would be entitled to full vesting of all shares earned under all prior fiscal year PSU awards (fiscal year 2018), without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company (5,625 shares having a value of $87,025).

•

Upon a change in control, all shares earned to date under the restricted stock unit award granted to Mr. Wright, calculated on the basis of the amount of dividends declared and paid since the grant of the RSUs divided by $3.20, will vest. This represents 8,313 shares having a value of $128,678.

•

Upon a change in control, Mr. Wright would be entitled to exercise the stock option granted to him at the commencement of his employment for up to 250,000 shares to the same extent as such options would have then otherwise been exercisable, except that, in the case of a termination of his employment by the Company without cause or by Mr. Wright for good reason, or in the event an equivalent replacement option is not provided to him if the Company is not the survivor, in each case following or in connection with a change in control, the unvested portion (93,750 shares) of the option will accelerate and become fully exercisable. The intrinsic value of that portion of the stock options that then vest (93,750 shares with an exercise price of $12.57 per share, which is lower than $15.48, the closing price of our stock as reported by Nasdaq on the last trading day of our fiscal year, March 29, 2019) is $272,813. The total intrinsic value of the stock options held by Mr. Wright (with an exercise price of $12.57 per share, which is lower than $15.48, the closing price of our stock as reported by Nasdaq on the last trading day of our fiscal year, March 29, 2019), would be $727,500 if exercised upon acceleration following a change in control and termination of Mr. Wright's employment without cause or by him for good reason.

Except with regard to the outstanding options, PSU and RSU awards, in order for Mr. Wright to receive the benefits discussed above related to a termination by the Company without cause or a resignation by Mr. Wright for good reason and to a termination due to a change in control or a resignation for good reason following a change in control, Mr. Wright is required to sign and deliver a release to the Company releasing the Company from all claims. Mr. Wright would also be restricted from competing against the Company and from soliciting certain Company employees for approximately one year.

Messrs. Kriete, Rein, Spitulnik and Ms. Robinson

The termination or separation of the employment of Messrs. Kriete, Rein, and Spitulnik, and Ms. Robinson, are governed in part by similar but not identical Severance and Restrictive Covenant Agreements, dated as of January 23, 2017, February 2, 2009, May 27, 2014, and March 24, 2017, respectively. The discussion appearing below details the benefits and timing of payouts associated with each termination of employment noted in those agreements, and under the applicable PSU and RSU awards, stock options and other arrangements. In addition, each NEO is entitled to base salary and other compensation earned then to date but not yet paid. The discussion below is qualified in its entirety by the terms of the applicable Severance and Restrictive Covenant Agreement.

Termination by the Company without cause or resignation of the NEO for good reason.

•

For Mr. Rein, a severance payment of 1.65 times base salary, for Mr. Spitulnik and Ms. Robinson, a severance payment equal to 1.0 times base salary plus any accrued bonus for the fiscal year, and for Mr. Kriete, a severance payment equal to 0.5 times base salary plus any accrued bonus for the fiscal year. For Mr. Rein, this equals $569,250; for Mr. Spitulnik and Ms. Robinson, this equals $275,000 plus accrued bonus of $64,519 and $99,564, respectively; for Mr. Kriete this equals $150,000 plus accrued bonus of $111,690. Messrs. Rein and Spitulnik’s and Ms. Robinson’s severance payments would be paid in twelve consecutive equal monthly installments. Mr. Kriete’s severance payments would be paid in six consecutive equal monthly installments.

•

If the NEO elects continuation health insurance coverage under the COBRA, the NEO would pay the then-current portion of the cost of such coverage that would be payable by the Company’s similarly situated active employees and the Company shall pay the balance of coverage for approximately 1 year.

•

Full vesting of all shares earned under all fiscal 2019 and earlier PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company. Each NEO has 5,937 shares having a value of $91,905 for each.

•

Vesting of all shares earned to date under each NEO’s restricted stock unit award, calculated on the basis of the amount of dividends declared and paid since the grant of the RSUs divided by $3.20. This represents 3,063 shares having a value of $47,408 for each of Messrs. Kriete and Spitulnik and Ms. Robinson, and for Mr. Rein, 1,750 shares having a value of $27,090.

•

The NEO is entitled to exercise stock options to the same extent that such options would have been exercisable on the termination date for a period of three months thereafter (but in no event later than the option expiration date). For Mr. Rein this means stock options exercisable for 44,167 shares, for Mr. Spitulnik, stock options exercisable for 44,167 shares, for Mr. Kriete, stock options exercisable for 34,167 shares, and for Ms. Robinson, stock options exercisable for 19,792 shares of our common stock. The intrinsic value of these stock options, with an exercise price lower than the closing price of our stock as reported by Nasdaq on the last trading day of our fiscal year, March 29, 2019, is $51,483 in the case of Mr. Rein, $51,483 in the case of Mr. Spitulnik, $46,681 in the case of Mr. Kriete, and $30,760 in the case of Ms. Robinson.

Termination due to the NEO’s death or disability.

•

Full vesting of all shares earned under all fiscal 2019 and earlier PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company. Each NEO has 5,937 shares having a value of $91,905.

•

Vesting of all shares earned to date under each NEO’s restricted stock unit award, calculated as the amount of dividends declared and paid since the grant of the RSUs divided by $3.20. This represents 3,063 shares having a value of $47,408 for each of Messrs. Kriete and Spitulnik and Ms. Robinson, and for Mr. Rein, 1,750 shares having a value of $27,090.

•	For Messrs. Kriete, Spitulnik and Ms. Robinson, any accrued bonus for the fiscal year, which was equal to $111,690, $64,519 and $99,564, respectively.
•	In the event of the NEO’s death, the NEO’s designated beneficiary will receive $500,000 in life insurance benefits.
•

Disability benefits under a supplemental disability policy cover each NEO until they reach age 65 at an amount equal to their current base salary plus the average of the previous 2 years variable income.

•

The NEO is entitled to exercise stock options to the same extent that such options would have been exercisable on the termination date for a period of three months thereafter (but in no event later than the option expiration date). For Mr. Rein this means vested stock options exercisable for 44,167 shares of our common stock, for Mr. Spitulnik, vested stock options exercisable for 44,167 shares of our common stock, for Mr. Kriete, vested stock options exercisable for 34,167 shares of our common stock, and for Ms. Robinson, vested stock options exercisable for 19,792 shares of our common stock. The intrinsic value of these stock options with an exercise price lower than the closing price of our stock as reported by Nasdaq on the last trading day of our fiscal year, March 29, 2019 is $51,483 in the case of Mr. Rein, $51,483 in the case of Mr. Spitulnik, $46,681 in the case of Mr. Kriete, and $30,760 in the case of Ms. Robinson.

Upon a Change in control.

•

If the employment of Messrs. Rein or Spitulnik, or Ms. Robinson, is terminated by the Company without cause or by the executive upon resignation for good reason, or upon death or disability, in either case following a change in control, each is entitled to be paid the same cash amounts, and entitled to continued COBRA benefits, as are described above as payable or available upon termination without cause or for good reason. If the employment of Mr. Kriete, is terminated by the Company without cause or he resigns for good reason, in either case within one year after the occurrence of a change in control, he is entitled a severance payment equal to 1.0 times base salary (in lieu of the 0.5 times base salary otherwise payable) plus any accrued bonus for the fiscal year, and to continued COBRA benefits as described above as otherwise available upon termination without cause or for good reason.  For Mr. Kriete, this equals $300,000 plus accrued bonus of $111,690. All severance payments would be paid in twelve consecutive equal monthly installments.

•

Upon a change in control, PSUs related to the 2019 fiscal year would become earned as though earnings per share equals the Target earnings per share as specified in applicable PSU agreement, and the NEO’s individual performance factor is assumed to be 100%. These PSUs would vest immediately. Each NEO was granted 5,000 PSUs, on May 10, 2018. Therefore, even though only 3,125 of these shares were actually earned pursuant to these PSUs based on fiscal year 2019 results, had a change in control occurred at fiscal year-end and prior to performance determinations, and without regard to their continued employment, each of Messrs. Kriete, Rein, and Spitulnik, and Ms. Robinson, would have earned an additional 1,875 shares, or 5,000 shares in the aggregate for each, having a current value of $77,400 for each.

•

Upon a change in control all shares earned under all prior fiscal year PSU awards (fiscal year 2018, 2017 and 2016, as applicable) will vest, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company (2,812 shares having a value of $43,530 for each NEO).

•

Upon a change in control, all shares earned to date under each NEO’s restricted stock unit award, calculated on the basis of the amount of dividends declared and paid since the grant of the RSUs divided by $3.20, will vest. This represents 3,063 shares having a value of $47,408 for each of Messrs. Kriete and Spitulnik and Ms. Robinson, and for Mr. Rein, 1,750 shares having a value of $27,090.

•

Upon a change in control, all outstanding stock options held by the respective NEOs would vest and become exercisable. For Mr. Rein, this means that the unvested portion (1,667 shares) of stock options for 20,000 shares of common stock with an exercise price of $22.64 per share, the unvested portion (7.917 shares) stock options for 20,000 shares of common stock with an exercise price of $12.05 per share, the unvested portion (16,250 shares) of stock options for 30,000 shares of common stock with an exercise price of $14.75 per share, and the unvested portion (8,000 shares) of stock options for 8,000 shares of common stock an exercise price of $17.55 per shares would vest. For Mr. Spitulnik, this means that the unvested portion (1,667 shares) of stock options for 20,000 shares of common stock with an exercise price of $22.64 per share, the unvested portion (7,917 shares) of stock options for 20,000 shares of common stock with an exercise price of $12.05 per share, the unvested portion (16,250 shares) of stock options for 30,000 shares of common stock with an exercise price of $14.75 per share, and the unvested portion (10,000 shares) of stock options for 10,000 shares of common stock with an exercise price of $17.55 per shares would vest. For Ms. Robinson, the unvested portion (3,958 shares) of stock options for 10,000 shares of common stock with an exercise price of $12.05 and the unvested portion (16,250 shares) of stock options for 30,000 shares of common stock with an exercise price of $14.75 per share, and the unvested portion (9,000 shares) of stock options for 9,000 shares of common stock with an exercise price of $17.55 per share would vest. For Mr. Kriete, the unvested portion (14,375 shares) of stock options for 30,000 shares of common stock with an exercise price of $13.65, the unvested portion (5,208 shares) of stock options for 10,000 shares of common stock with an exercise price of $13.80, the unvested portion (16,250 shares) of stock options for 30,000 shares of common stock with an exercise price of $14.75 per share and the unvested portion (10,000 shares) of stock options for 10,000 shares of common stock with an exercise price of $17.55 would vest. The intrinsic value of that portion of the stock options that then vest with an exercise price lower than the closing price of our stock as reported by Nasdaq on the last trading day of our fiscal year, March 29, 2019, would be $39,017 for Messrs. Rein and Spitulnik, $49,919 for Mr. Kriete and $25,440 for Ms. Robinson. The total intrinsic value of those then fully vested stock options with an exercise price lower than the closing price of our stock as reported by Nasdaq on the last trading day of our fiscal year, March 29, 2019, would be $59,025 for Messrs. Rein and Spitulnik, $54,481 for Mr. Kriete and $35,443 for Ms. Robinson.

Resignation without good reason, termination by the Company for cause or retirement.

•	For Messrs. Kriete and Spitulnik and Ms. Robinson, any accrued bonus for the fiscal year, which was equal to $111,690, $64,519 and $99,564.
•

The NEO would not otherwise be entitled to any incremental value transfer. Additionally, the NEO would not be entitled to receive any shares under outstanding PSUs, including earned but non-vested shares, and all stock options would terminate.

Except with regard to the outstanding options, PSU and RSU awards, in order for the NEO to receive the benefits discussed above related to a termination by the Company without cause or a resignation by the NEO for good reason and to a termination due to a change in control or a resignation for good reason following a change in control, the NEO is required to sign and deliver a release to the Company releasing the Company from all claims. The NEO would also be restricted from competing against the Company and from soliciting certain Company employees for approximately one year.

CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a final rule requiring annual disclosure of the ratio of the median employee’s annual compensation to the annual compensation of the CEO. As required, we are including this disclosure beginning with this Proxy Statement.

The median employee was identified from all full-time and part-time employees (including seasonal and temporary employees), excluding the CEO, who were employed by the Company on March 31, 2019. We selected March 31, 2019, which is within the last three months of fiscal year 2018, as the date upon which we would identify the median employee.

The median employee compensation was determined using total cash compensation, consisting of base salary, overtime pay and cash bonus. Compensation was measured over the previous 12-month period. We do not broadly provide equity compensation to our employees, so excluding equity did not affect the median employee identification. Wages were annualized for our employees who did not work the entire calendar year.

Mr. Wright had 2019 annual total compensation of $932,875 as reflected in the Summary Compensation Table included in this Proxy Statement. The median employee’s annual total compensation for 2019 that would be reportable in the Summary Compensation Table was $52,413. As a result, the CEO pay ratio is 18:1.

PROPOSAL NO. 4

APPROVAL OF THE 2019 STOCK AND INCENTIVE PLAN

On June 4, 2019, our Board adopted the TESSCO Technologies Incorporated 2019 Stock and Incentive Plan (the “2019 Plan”), subject to shareholder approval.  At the Annual Meeting, we will present a proposal to the shareholders to approve the 2019 Plan, in the form attached to this Proxy Statement as Appendix A. The 2019 Plan provides incentive awards in the form of stock options (incentive and non-qualified), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards, and other awards in stock or cash.

Prior to the Board’s approval of the 2019 Plan on June 4, 2019, our only equity incentive plan was our Third Amended and Restated 1994 Stock and Incentive Plan (“1994 Plan”).  The 2019 Plan is intended as the successor to the 1994 Plan.  No further grants will be permitted under the 1994 Plan once the 2019 Plan is approved by shareholders, but awards outstanding under the 1994 Plan will remain outstanding and governed by its terms following approval of the 2019 Plan. Accordingly, both plans will remain in effect following shareholder approval of the 2019 Plan.  The 2019 Plan provides for 800,000 new shares of common stock available for issuance thereunder. In addition to those 800,000 new shares, the number of shares of our common stock remaining available for future awards under the 1994 Plan as of the date of shareholder approval of the 2019 Plan, plus that number of shares subject to outstanding awards under the 1994 Plan that are forfeited or canceled at any time, notwithstanding and without regard to its future expiration or termination, will be included among the maximum aggregate number shares available at any time for issuance under the 2019 Plan. As of May 28, 2019, the record date for the Annual Meeting, a total of 69,137 shares remained available for future awards under the 1994 Plan, and an aggregate of 918,050 shares of common stock were subject to awards outstanding under the 1994 Plan.

The 2019 Plan provides for a final adjustment, as of the date of shareholder approval, of the maximum number of shares that may be issued at any time under it, depending on any additional award grants or exercises or other events occurring under the 1994 Plan on or before such date, but in no event will the maximum number of shares that may be issued at any time under the 2019 Plan exceed the 800,000 new shares and 1,787,187 shares in the aggregate.

Purpose of the Plan

The 2019 Plan is intended to attract and retain outstanding individuals to serve as employees, officers, directors, consultants and other persons who provide services to the Company and its subsidiaries, and to motivate such individuals to achieve the long-term performance goals of the Company by providing incentives in the form of stock ownership or monetary payments based on the value of the Company’s common stock or the Company’s financial performance, or both.

We compete with other companies in our peer group and industry for highly qualified personnel. We believe that our ability to make equity-based awards is a valuable and necessary compensation tool that helps us to attract, retain and motivate key personnel and encourages these individuals to devote their best efforts to our business and financial success. In addition, we believe that equity-based awards align the long-term financial interests of recipients with the financial interests of our shareholders.

If shareholders do not approve the 2019 Plan, the 1994 Plan will remain in effect according to its terms, but only 69,137 shares will be available for future awards under the 1994 Plan as of May 28, 2019, and the Company will be unable to grant any additional awards under the 1994 Plan after July 21, 2021.

Equity Compensation Philosophy

Since the beginning of fiscal year 2005, the Compensation Committee has used Performance Stock Units (PSUs) as a vehicle for equity awards under the 1994 Plan and until fiscal year 2016 PSUs served as the primary vehicle for such awards.  Since then, the Compensation Committee has more regularly also granted non-qualified stock options to members of our senior management, and has on two occasions granted RSUs that vest on the basis of Company dividend payments.  From fiscal year 2016 to present, 41% of all equity awards to our executives have been in the form of PSUs or RSUs and 59% of all equity awards to our executives have been in the form of stock options, including an award for 250,000 shares issued in connection with the hiring in 2016 of our CEO.  All PSUs granted over this period have included a one fiscal year performance period, with any shares earned on the basis of performance during that period generally vesting over a four-year period, provided that the executive remains employed at the respective vesting dates. In 2017, the Compensation Committee awarded RSUs to members of our senior management that vest on the basis of dividend payments made on our common stock from time to time over a four-year period. RSUs, at a reduced level as compared to PSUs, have also been granted to the Company's independent directors. These RSU awards are subject to a four-year service-based vesting period, requiring the director to remain a director as a condition to vesting, subject to certain exceptions as described in the applicable award agreement.

The Compensation Committee believes that our PSU program is working to align the efforts of recipients toward increasing earnings and maximizing shareholder value, and rewarding recipients only upon achievement of pre-defined performance goals. The

Compensation Committee endeavors to set the performance goals in alignment with shareholder interests and believes generally that the full earning of annual PSU grants should be contingent on not only growing the Company's business, but also on producing superior results. We believe the fact that just under half of the PSUs granted since the inception of the PSU program were earned is clear testimony to this view. In this regard, you are encouraged to review the Compensation Disclosure and Analysis included in this Proxy Statement, and particularly the table presented there which details for each of fiscal years 2005 (when the PSU program commenced) through and including fiscal year 2019, the PSUs granted, earned or not earned, and the percentage earned in respect of performance, and provides the average of each measure over the 15 fiscal years.

The Compensation Committee also believes stock options to be an effective way to directly tie the Company's stock performance to management compensation, while also creating longer-term retention incentives for some of the Company's key leaders. The stock options granted to date all have an exercise price equal to the grant date stock price, vest over a four-year period, and expire six years from the date of grant. In addition, the Compensation Committee has granted RSUs to senior management, which will vest on the basis of the accrual of dividends on the Company common stock over a four-year period and, subject to certain exceptions, require the holder to remain employed by the Company for the four-year period as an additional condition to vesting. These awards allow for the participation by members of senior management in the dividends declared by the Company by tying those dividends to the vesting of RSU awards and the issuance of shares of common stock pursuant to those RSUs. More detail on the grant practices and outstanding stock options and RSUs is included elsewhere in this Proxy Statement.

Equity Compensation Plan Key Metrics

While equity incentive awards are an important part of the Company’s pay-for-performance compensation model, the Board and Compensation Committee are mindful of their responsibility to shareholders to exercise judgment in granting equity-based awards.  We consider a number of metrics, including the balance of shares available for grant and our historic and projected grant rates. Also bearing on this evaluation are measures of potential cost and dilution, including burn rate.

Burn rate is a measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans.  Burn rate for us means the number of shares subject to option awards granted plus the number of full value shares (e.g., PSUs, RSUs and Restricted Stock Awards) awarded under the Company’s equity incentive plans during a fiscal year, as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year.  In the case of performance-based full value awards, we count only shares issued upon satisfaction of both the performance and any additional time-based vesting requirements. In the case of time-based full value awards, like time-vesting RSUs, shares are counted (similar to options) in the fiscal year in which the awards are granted.  We have calculated our average burn rate over the past three fiscal years as 4.1% (1.7% in fiscal year 2019; 4.7% in fiscal year 2018; and 5.8% in fiscal year 2017).

As discussed above, as of May 28, 2019, the record date for the Annual Meeting, a total of 69,137 shares of common stock remained available for future awards under the 1994 Plan, and an aggregate of 918,050 shares of common stock were subject to awards outstanding under the 1994 Plan. Of these 918,050 shares, 726,500 are subject to outstanding stock options, 98,250 to RSUs and 93,300 to PSUs, all issued under the 1994 Plan, which is the Company’s only equity incentive plan, other than the 2019 Plan.  The aggregate number of  these shares that either do not vest or are the subject of awards under the 1994 Plan that are otherwise cancelled or forfeited from time-to-time, will also be added to the number of shares available for issuance under the 2019 Plan, if the 2019 Plan is approved by the shareholders at the Annual Meeting.  The 726,500 outstanding stock options have a weighted average exercise price of $14.98 and a weighted average term of 4.1 years.  If the 2019 Stock and Incentive Plan is approved, no additional grants will be made under the 1994 Plan.

Comparison of 2019 Plan to the 1994 Plan

As discussed above, the 2019 Plan is intended as the successor to and continuation of the 1994 Plan, as it may be amended from time to time, and although no further grants will be permitted under the 1994 Plan if the 2019 Plan is approved by shareholders, awards outstanding under the 1994 Plan will remain outstanding and governed by its terms. The proposed 2019 Plan is similar in overall approach to the 1994 Plan, but there are a number of differences and similarities among their respective terms.  You are encouraged to review both the 1994 Plan and the 2019 Plan to identify and consider all of these differences and similarities.

Select Differences between the 2019 Plan and the 1994 Plan

There are several differences between the proposed 2019 Plan and the 1994 Plan.  The following is a select list of features of the 2019 Plan that differ from the 1994 Plan:

•

Awards will vest no earlier than one (1) year after the date of grant, subject to earlier vesting in connection with or following a change in control, and except that awards for up to 5% of the maximum aggregate number of shares available for issuance under the 2019 Plan may provide for vesting of less than one year.

•	No dividends or dividend equivalents will be paid on unvested awards unless and until the award vests.
•	A definition of change in control and provisions regarding the manner in which the Board and the Compensation Committee may address awards in connection with a change in control have been added.
•

Revisions to performance-based award provisions have been made to reflect changes in federal tax law which included repeal of the performance-based compensation exemption in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

•	Outstanding awards will be subject to any clawback policy that may adopted by the Company.
•

Shares that are or become available under the 1994 Plan as a result of the forfeiture or cancelation of awards issued under the 1994 Plan will be added back to the pool of authorized shares available for issuance under the 2019 Plan.

•	Eligible participants include non-employee consultants.
•

Annual limit for awards to each non-employee director is set at 25,000 shares and provision is made for an award for up to an additional 15,000 shares in connection with a director’s initial appointment to the Board.

Select Similarities of the 2019 Plan and the 1994 Plan

You are encouraged to review both the 1994 Plan and the 2019 Plan to identify and consider the similarities.  In addition to others, following is a list of similar features of the 1994 Plan and the proposed 2019 Plan:

•	Explicit provisions prohibiting repricing of awards without shareholder approval.
•	Awards may be performance-based.
•	No evergreen provisions.
•	No income tax gross-up provisions.
•	Prohibits liberal share recycling.
•	Standard rules for exercisability and/or vesting of awards following termination of employment.
•	Retains 337,500 annual share limit on awards to any single participant.

Description of the 2019 Plan

A description of the 2019 Plan in question and answer format follows.  Such description is qualified in its entirety by reference to the 2019 Plan, attached as Appendix A to this Proxy Statement.

Who administers the 2019 Plan?

The 2019 Plan is administered by the Board of Directors unless or until the Board appoints a committee comprised of two or more members of the Board who are (i) non-employee directors according to the Securities Exchange Act of 1934, as amended, (ii) “independent directors” under the rules of the Nasdaq Stock Market, and (iii) “outside directors” that meet any applicable requirements of the Internal Revenue Code of 1986, as amended. The Compensation Committee meets these requirements and will administer the Plan as contemplated by the Compensation Committee charter. Subject to the provisions of the 2019 Plan, the Compensation Committee, as the committee administering the 2019 Plan, has the authority to designate participants, determine the types of awards to be granted, the number of shares to be covered by each award, and any other terms and conditions of the awards, including performance criteria and vesting requirements. All determinations, interpretations and other decisions relative to the 2019 Plan or awards granted may be made by the Compensation Committee are conclusive and binding. The Board will administer the 2019 Plan with respect to all awards granted to non-employee directors.  Either the Compensation Committee or the Board may delegate to a committee of Board members and/or one or more officers of the Company the authority to grant or amend awards.

Who is eligible for awards under the 2019 Plan?

All key employees of the Company and its subsidiaries, including officers, and all non-employee directors of and consultants to the Company, are eligible to receive awards under the 2019 Plan. As of the record date, approximately 800 employees, non-employee directors, and current consultants were eligible to participate in the Plan.

Awards for not more than 337,500 shares may be issued under the 2019 Plan to any one participant in any one calendar year.  This limitation is retained notwithstanding that it is no longer required under Federal tax laws. Awards for not more than 25,000 shares issuable under the 2019 Plan may be issued in any one calendar year to each non-employee director, except that in connection with his or her initial appointment to the Board, any non-employee director may be granted awards for an additional 15,000 shares. Under the 1994 Plan, an aggregate limit of 112,500 shares applied to each non-employee director.

What types of awards are available under the 2019 Plan?

The 2019 Plan provides for the grant or award of stock options, SARs, restricted stock, RSUs, and performance awards which may or may not be denominated in shares of common stock or other securities of the Company, cash or other property. Subject to the 2019 Plan, the Compensation Committee has the discretionary authority to determine the size of the award, the type of award, and if it will be tied to meeting performance-based requirements or will vest over time, or both. Awards will vest no earlier than one year after the grant date, upon or after which awards vest in accordance with their respective terms, or vesting may accelerate in the discretion of the Compensation Committee, except that (1) awards for not more than 5% of the maximum aggregate number of shares issuable at any time under the Plan may provide for vesting over a period of less than one year, and (2) vesting may be accelerated prior to the expiration of the one-year period for awards not assumed or substituted in connection with a change in control, or for awards so assumed or substituted, if the employment of the participant is terminated without cause or for any applicable good reason within two years following a change in control.

Stock Options and Stock Appreciation Rights

Stock options granted under the 2019 Plan may be either “incentive stock options” (“ISOs”), as defined in Section 422 of the Code, or “non-qualified options.” ISOs can result in favorable tax treatment to the recipient. SARs also may be granted under the 2019 Plan, entitling the recipient to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR.  The exercise price per share subject to an option and the grant price of a SAR granted under the 2019 Plan will not be less than the fair market value of a share of our Common Stock on the date of grant. “Fair market value” under the 2019 Plan means the closing sale price of the shares or other security underlying the award on any national securities exchange or quotation system providing such information on the grant date.  If there is no closing sale price for such date, the day prior to such date will be used.  If the shares are not listed on an exchange or quotation system, the average of the closing bid and asked prices of the shares or other securities as reported by the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) for such date will be used, or, if there is no average for such date, the day prior to the date of the determination of the fair market value.  If not listed on Nasdaq the fair market value of the shares or other securities will be determined in good faith by the Board or the Compensation Committee.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions regarding forfeiture of unexercised options and SARs at or following termination of employment or service generally are fixed by the Compensation Committee, except that no option or SAR may have a term exceeding ten years, and the minimum vesting schedule for options and SARs is one year, except that (1) awards for not more than 5% of the maximum aggregate number of shares issuable at any time  under the Plan may provide for vesting over a period of less than one year, and (2) option and SAR vesting may be accelerated prior to the expiration of the one-year period for awards not assumed or substituted in connection with a change in control, or for awards so assumed or substituted, if the employment of the participant is terminated without cause or for any applicable good reason within two years following a change in control.  Methods of exercise and settlement and other terms of the option or SAR are determined by the Compensation Committee and established in an award agreement.

Restricted Stock and Restricted Stock Units

The Compensation Committee may issue shares of restricted stock and RSUs under the 2019 Plan.  Restricted stock and RSUs are granted without payment from the recipient but are subject to restrictions imposed by the Compensation Committee, which restrictions may include a restriction period of at least one year during which the award is unvested (subject to the 5% exception described above and possible acceleration prior to the expiration of the one-year period for awards not assumed or substituted in connection with a change in control, or for awards so assumed or substituted, if the employment of the participant is terminated without cause or for any applicable good reason within two years following a change in control), a limitation on the right to vote a share of restricted stock, and the right to receive any dividend or other right or property in respect of restricted stock after the end of any restriction period.  The Compensation Committee will determine when such restrictions will lapse and whether restrictions lapse separately or in combination, in installments or otherwise.  Different awards of restricted stock and RSUs may have different restriction periods.  Any dividend or dividend equivalents granted with respect to an award of restricted stock subject to restrictions will accrue and be paid when restrictions lapse and the award vests.

Performance Awards

The Compensation Committee may grant performance awards under the 2019 Plan. A performance award granted under the Plan may be denominated or payable in cash, shares, other securities, other awards (including, without limitation, restricted stock or RSUs) or other property. The Compensation Committee will determine the rights of the recipient of the performance award and will establish the performance goals to be achieved during any performance period to which the performance award is subject. Subject to the terms of the Plan, the Compensation Committee will establish performance goals to be achieved during any performance period, the length of any performance period (which will be a minimum of at least one fiscal year, subject to the 5% exception described above and possible acceleration prior to the expiration of the one-year period for awards not assumed or substituted in connection with a change in control, or for awards so assumed or substituted, if the employment of the participant is terminated without cause or for any applicable good reason within two years following a change in control), the amount of any performance award granted, and the amount of any payment or transfer to be made pursuant to any performance award.

What is the duration of the 2019 Plan?

If Proposal No. 4 is approved by our shareholders at the Annual Meeting, no award may be granted under the 2019 Plan after the earlier of June 4, 2029 and the date as of which all shares reserved for issuance under the 2019 Plan have been issued or are no longer available for use.

How many shares have been allocated to the 2019 Plan?

If approved, the aggregate number of new shares available for issuance at any time under the 2019 Plan is 800,000. In addition, the number of shares our common stock remaining available for future grants under the 1994 Plan as of the date of shareholder approval of the 2019 Plan will be added to and available for grant under the 2019 Plan, and that number of shares subject to outstanding awards under the 1994 Plan that are forfeited or canceled at any time under the 1994 Plan, without regard to its expiration or termination, will be included among the maximum aggregate number of shares issuable under the 2019 Plan.

Accordingly, and assuming approval of the 2019 Plan by shareholders, the maximum aggregate number of shares issuable at any time under the 2019 Plan is 1,787,187. As of the date of this proxy, this is comprised of the 800,000 new shares, plus 69,137 shares now available for future awards under the 1994 Plan which may be included in the 2019 Plan, plus 918,050 shares subject to outstanding awards under the 1994 Plan which may be returned to the 2019 Plan if forfeited or cancelled.  The 2019 Plan provides for a final adjustment, as of the date of shareholder approval, of the maximum aggregate number of shares issueable at any time under it, depending on events occurring under the 1994 Plan on or before such date, but in no event will the maximum aggregate number of shares that may be issued at any time under the 2019 Plan exceed the 800,000 new shares or 1,787,187 shares in the aggregate.

Shares subject to options and SARs that expire, terminate or are canceled unexercised, shares of restricted stock that have been forfeited, and shares that are not issued as a result of forfeiture, expiration or termination of an award, including shares that are not earned or that are forfeited under a performance share award, and whether the awards were issued under the 2019 Plan or the 1994 Plan, and notwithstanding any future termination or expiration of the 1994 Plan, will be added or returned to the shares available for future awards under the 2019 Plan. Shares tendered to the Company or withheld upon exercise or otherwise in respect of an award in satisfaction of payroll or income tax withholding or payment of an applicable exercise price, will not be added to or returned to the 2019 Plan, and will not be available for future awards under the 2019 Plan.

The aggregate number of shares issuable under the 2019 Plan and the number of shares subject to options and awards made under the 2019 Plan, and the other share limits set forth in the 2019 Plan, are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting our common stock.

How are awards made under the 2019 Plan treated if the participant's employment or service with the Company is terminated?

Generally, and unless the applicable award agreement provides otherwise, vested stock options and SARs will expire and may not be exercised more than 90 days after the voluntary termination of a recipient’s employment or service, or the termination of a recipient’s employment or service by the Company without cause; and unvested awards will be forfeited immediately upon termination for any reason. Upon termination due to retirement, death or disability, vested options and SARs may be exercised for 12 months after termination of employment or service, unless the applicable award agreement provides otherwise; any restriction applicable to a restricted stock award will be removed pro rata, according to the portion of the restriction period that has expired upon retirement, death or disability.  The Compensation Committee may, in its discretion, provide in different award agreements for different periods of exercise following termination of employment, and may accelerate the time at which an outstanding award may be vested and exercisable and may shorten or eliminate any applicable restriction period, or extend the period for exercise, consistent with the best interests of the Company.

Awards will expire immediately if the termination is for “cause” as defined in the 2019 Plan or other employment agreement. Prior to that time, only options and SARs that have become exercisable under their terms, based on either service-based or performance-based vesting, may be exercised. Restricted stock and restricted stock units will be forfeited if not vested when the participant terminates employment or service, including upon death, disability or retirement, subject to the terms of the applicable award agreement or the discretion of the Compensation Committee to determine that any otherwise applicable restriction period should be shortened.

Awards may be accelerated in accordance with the terms of the applicable award agreements, which may provide for acceleration upon termination of employment of a participant without cause or for any applicable good reason, as those terms are defined, as applicable, either in the 2019 Plan or in any other agreement that governs the award, and awards may be accelerated under other circumstances set forth in the applicable award agreement, or otherwise in the discretion of the Compensation Committee.

All awards granted under the 2019 Plan are subject to any clawback policy that may be adopted by the Company, pursuant to which the Compensation Committee may cancel all or any part of an award at any time according to the terms of the clawback policy. At present, no such policy has been adopted.

What is the effect of a change in control on awards?

Upon a change in control, as defined in the 2019 Plan, with respect to any awards not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Compensation Committee or the Board, any outstanding awards shall be addressed in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Compensation Committee: (i) continued as outstanding awards or the Company, if the Company is a surviving entity, (ii) assumed or substituted by the surviving entity or its parent or subsidiary, (iii) full exercisability or vesting and accelerated expiration, or (iv) settled in cash or cash equivalents or other property followed by cancellation of such awards (which value, in the case of options or SARs, shall be measured by the amount, if any, by which the fair market value of a share of our common stock exceeds the exercise or grant price of the option or SAR as of the effective date of the transaction).

Unless the applicable award or a severance plan or agreement or employment agreement in place at the time provides otherwise, awards that are assumed, converted or substituted upon a change in control will accelerate if, within two years after the change in control, employment of a participant is terminated without cause or for any applicable good reason, as those terms are defined in the 2019 Plan.  In any such event, all time-based vesting restrictions on the participant’s outstanding awards will lapse, and the payout opportunities attainable under all of such participant’s outstanding performance awards will be deemed earned as of the date of such employment termination at the target level, and there will be a pro rata payout to the participant or his or her beneficiary within 30 days following the date of the employment termination based on the length of time within the applicable performance period for a performance award that had elapsed prior to the date of the employment or service termination.

May awards granted under the 2019 Plan be repriced?

No, unless approved by shareholders. The terms of the 2019 Plan provide that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is lower than the exercise price of the original options or SARs, without first obtaining shareholder approval of such repricing.

What are the federal tax consequences of awards under the 2019 Plan?

The following is a summary of the U.S. federal income tax consequences of awards made under the 2019 Plan. The summary is based on U.S. federal income tax laws and regulations presently in effect, which are subject to change, possibly retroactively. Tax laws are complex and may vary depending on individual circumstances and from locality to locality. This discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Plan and does not address state, local or foreign tax consequences. All participants in the Plan are urged to consult their own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of participating in the Plan based on the participant’s personal circumstances.

Nonqualified Stock Options. Under the Code, the grant of a nonqualified stock option is generally not taxable to the optionee. On exercise of a nonqualified stock option granted under the Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value of the shares acquired over the exercise price. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s holding period for those shares will begin on that date. Upon an optionee’s sale of shares acquired pursuant to the exercise of a nonqualified stock option, any difference between the sale price and the fair market value of the shares on the date when the stock option was exercised will be treated as long-term or short-term capital gain or loss.

If an optionee pays for shares of stock on exercise of an option by delivering shares of common stock, the optionee will not recognize gain or loss on the shares delivered, even if the fair market value of such shares differs from the optionee’s tax basis in such shares. The optionee, however, will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. The tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The optionee’s tax basis and holding period for any shares received in excess of the number of shares delivered by the optionee will be the same as if the optionee had exercised the option solely in exchange for cash.

Upon an optionee’s exercise of a nonqualified stock option, the Company or the applicable subsidiary will generally be entitled to a deduction for U.S. federal income tax purposes at such time and in the same amount recognized as ordinary income to the optionee, subject to the possible limitations on deductibility under Section 280G of the Code for compensation paid to executives designated in that Section, and provided that the Company effects withholding with respect to the deemed compensation.

Incentive Stock Options. The Plan provides for the grant of stock options that qualify as incentive stock options (“ISOs”) as defined in section 422 of the Code. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share of stock received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share of stock acquired on exercise of an ISO before the end of the Required Holding Period, (a “Disqualifying Disposition”) the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised (or, if less, the amount realized on such Disqualifying Disposition) over the exercise price. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, the excess gain recognized will be short-term or long-term capital gain, depending upon the length of time the shares have been held after the date of exercise.

If an optionee exercises an ISO by delivering shares of stock acquired by an earlier exercise of an ISO, and the previously acquired shares have not been held for the Required Holding Period, the optionee will recognize ordinary income on the Disqualifying Disposition.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year.

The Company is not entitled to take a deduction for U.S. federal income tax purposes with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is entitled to a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to the possible limitations on deductibility under Section 280G of the Code for compensation paid to executives designated in that Section, and provided that the Company effects withholding with respect to the deemed compensation.

SARs.    The Company may grant SARs separate from any other award or in tandem with options under the Plan. When the SAR is exercised, the recipient receives the appreciation inherent in the SARs in cash and such cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock. The Company will be entitled to a deduction for U.S. federal income tax purposes in an amount equal to the amount recognized by the recipient as ordinary income, subject to the possible limitations on deductibility under Section 280G of the Code for compensation paid to executives designated in that Section, and provided that the Company effects withholding with respect to the deemed compensation.

Restricted Stock.    A participant will not recognize taxable income at the time of the grant of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture, and we will not be entitled to a tax deduction at such time, unless the participant makes a “Section 83(b) election” under the Code within 30 days of receipt of the award to be taxed at the time the restricted stock is granted. If such an election is not made, the participant will recognize ordinary taxable income in respect of shares for which the restrictions lapse, at the time of the lapse, in an amount equal to the excess of the fair market value of such shares at such time over the amount, if any, paid for the shares. If a Section 83(b) election is timely made, the participant will recognize ordinary income at the time of grant in an amount equal to the difference of any amount paid and the then fair market value of the shares, without regard to and notwithstanding that the shares are not vested and may be subsequently forfeited. If a participant makes such an election, he or she will not recognize any additional taxable income at the time the shares become vested, but if the shares are later forfeited, will not be allowed a tax deduction for the forfeited shares. In addition, participants will, with respect to dividends paid on restricted stock for which the above-described election has not been made, recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and received, and we will generally be entitled to a corresponding deduction.

The amount of ordinary income recognized by a participant, whether on account of making the above-described election or upon the lapse of the restrictions, is generally deductible by us as compensation expense, subject to possible limitations on deductibility under Section 280G of the Code for compensation paid to executives designated in that Section, and provided that the Company effects withholding with respect to the deemed compensation.

Restricted Stock Units. A participant normally will not realize taxable income upon the award of RSUs (i.e., the right to receive stock at a later date, subject to certain conditions). A participant will be subject to tax in the earlier of the year in which the participant receives the underlying shares of common stock or the year in which the award is no longer subject to a substantial risk of forfeiture. In that year, the participant will recognize income equal to the fair market value of the shares of the Company’s common stock received, or no longer subject to a substantial risk of forfeiture, and the Company will be entitled to a deduction in the same amount, subject to the possible limitations on deductibility under Section 280G of the Code for compensation paid to executives designated in that Section, and provided that the Company effects withholding with respect to the deemed compensation.

Performance Awards. A participant who has been granted a performance award (which may also be granted as RSUs or other awards with accompanying performance goals or measures) generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction for U.S. federal income tax purposes at that time. When an award is paid, whether in cash or shares of common stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, subject to the possible limitations on deductibility under Section 280G of the Code for compensation paid to executives designated in that Section, and provided that the Company effects withholding with respect to the deemed compensation. The participant’s tax basis in any shares acquired pursuant to a performance-based award is the amount recognized by him or her as income attributable to such shares. Upon a subsequent disposition of the shares, the participant will generally realize a capital gain or loss, as applicable.

Other Stock Awards. The U.S. federal income tax consequences of any other stock awards will depend upon the specific facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards.

Impact of Section 409A. Section 409A of the Code applies to deferred compensation.  Generally speaking, “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is “vested” on the date that the individual’s right to receive the amount is no longer conditioned on his or her performance of substantial future services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation.  Stock options, stock appreciation rights, restricted stock, RSUs, performance stock units and other awards available under the Plan are designed to be exempt from the requirements of Section 409A or to satisfy its requirements.  An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.

Repeal of Performance Based Compensation Exemptions under Section 162(m).  Section 162(m) of the Code limits the annual tax deductibility by the Company of compensation paid to covered executive officers to $1,000,000. Historically, there had been an exception to this annual $1,000,000 tax deduction limit for qualifying performance-based compensation, which could have included stock options and stock appreciation rights, or SARs, or other performance-based awards granted pursuant to a plan approved by shareholders. However, as a result of the Tax Cuts and Jobs Act, effective January 1, 2018, this exception has been eliminated for taxable years beginning after December 31, 2017 (other than with respect to certain grandfathered awards, which may include certain awards outstanding under the 1994 Plan, unless materially modified). As a result, Section 162(m) of the Code will not be applicable to awards made under the 2019 Plan, and the 2019 Plan no longer needs to contain procedures and limitations previously required under Section 162(m) of the Code. Accordingly, the Company determined that these limits and procedures not be included in the 2019 Plan, although even though no longer required by Section 162(m), the 2019 Plan contains a 337,500 limitation on the number of stock options or other awards that could be granted to each participant in any calendar year.  This is the same limit that appears in the 1994 Plan, and the Section 162(m) procedures and limitations will remain in effect under the 1994 Plan with respect to awards that remain outstanding thereunder.

May the 2019 Plan be Amended or Terminated?

The Board or the Compensation Committee may amend, alter, suspend, discontinue or terminate the Plan, or the Compensation Committee’s authority to grant awards under the Plan, or any award agreement, without the consent of shareholders or participants, except that any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by applicable law (including applicable stock exchange requirements). In addition, and without limiting the foregoing, unless approved by the shareholders of the Company, no such amendment will be made that would (i) except in limited circumstances, increase the maximum number of shares for which awards may be made under the 2019 Plan, (ii) reduce the exercise price at which options may be granted or otherwise materially increase the benefits accruing to participants under the 2019 Plan, or (iii) materially modify the terms of the 2019 Plan.

Notwithstanding the foregoing, neither the Board nor the Compensation Committee can materially and adversely affect the rights of a participant without the consent of the affected participant. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award except as otherwise provided in the Plan.

How will the 2019 Plan affect the 1994 Plan?

The 1994 Plan will remain in effect following shareholder approval of the 2019 Plan and awards outstanding under the 1994 Plan will remain outstanding and governed by its terms as currently existing and as it may be amended from time to time in the future, subject to its terms requiring shareholder approval of certain amendments.  However, no further grants will be permitted under the 1994 Plan after the 2019 Plan is approved by shareholders.  That number of shares our common stock remaining available for future awards under the 1994 Plan as of the date of shareholder approval of the 2019 Plan will instead be available for awards under the 2019 Plan. Additionally, that number of shares subject to outstanding awards under the 1994 Plan that are forfeited or canceled at any time under the 1994 Plan, and without regard to and notwithstanding its future expiration or termination, will be included among the maximum aggregate number shares issuable at any time under the 2019 Plan.

The Board believes approval of this Proposal is in the best interests of the Company and its shareholders and unanimously recommends a vote “FOR” Proposal No. 4 to approve the 2019 Stock and Incentive Plan..

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of directors who are “independent” within the meaning of the United States Securities and Exchange Commission rules and Nasdaq Rules 5605(a)(2) and 5605(c)(2). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our Website (www.tessco.com) under the heading “Investors.” The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has an agenda for the year that includes reviewing the Company’s financial statements, internal control over financial reporting and disclosure and audit matters. The Audit Committee also monitors the activities and performance of the Company’s external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Ernst & Young LLP. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval, related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2019 and 2018.

The Audit Committee meets each quarter with Ernst & Young LLP and management to review the Company’s interim financial results before the publication of our quarterly earnings press releases. The Audit Committee also meets at other times throughout the year as needed. During fiscal year 2019, the Audit Committee met five times. Management’s and the independent registered public accounting firm’s presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent firm. In addition, the Audit Committee generally oversees internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Company team members, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended March 31, 2019 with management and the Company’s independent registered public accounting firm (Ernst & Young LLP); (ii) discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board, or the “PCAOB”; (iii) reviewed the written disclosures and letters from Ernst & Young LLP as required by the rules of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and (iv) discussed with Ernst & Young LLP their independence from the Company.

The Company’s independent registered public accounting firm for fiscal year ended March 31, 2019, Ernst & Young LLP, also provided the Audit Committee with the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence” and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Following the Audit Committee’s discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10‑K for the fiscal year ended March 31, 2019.

Respectfully,

Morton F. Zifferer, Jr. (Chair)

Benn R. Konsynski, Ph.D.

Jay G. Baitler

As of June 13, 2019

OTHER INFORMATION RELATING TO OUR DIRECTORS AND EXECUTIVE OFFICERS AND RELATED SHAREHOLDER MATTERS

Compensation Committee Interlocks and Insider Participation

There are no “interlocks” (as defined by the rules of the Securities and Exchange Commission (the “SEC”) with respect to any member of the Compensation Committee of the Board of Directors, which is currently comprised of Messrs. Beletic, Baitler, Shaughnessy and Zifferer, and the Compensation Committee consists entirely of independent, non-employee directors who have never been employees of the Company.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our team members, including all of our officers and directors, and particularly our Chief Executive Officer, Chief Financial Officer, principal accounting officer and other persons performing similar functions. This code is available on our Website (www.tessco.com) under the heading “Investors.” We will promptly disclose on our Website any amendments to, and waivers from, our code of business conduct and ethics, if and when required.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers on the basis of information obtained from them and from the Company’s records. Based on information available to us during fiscal year 2019, we believe that all applicable Section 16(a) filing requirements were met.

Certain Relationships and Related Transactions

Our Compensation Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions. While the Company currently does not have a written policy regarding the review, approval or ratification of related party transactions, the Company and the Compensation Committee look to the rules of Nasdaq and of the SEC to determine what transactions may be considered to be of concern and apply these rules as the standard to determine whether a transaction or relationship would be permitted. Detailed questions are posed annually to the executive officers of the Company and to all members of the Board which require disclosure of any relationship or transaction that may be a related party transaction. These questionnaire responses are reviewed by management and disclosures are analyzed and reported to the entire Board. Potential issues are investigated. Related person transactions, if any, would be reviewed for the determination made by the Board annually that certain members of the Board are independent.

We did not pay any material underwriting discounts or commissions to a related person serving as a principal underwriter.

Shareholder Proposals for the 2020 Annual Meeting

Pursuant to Rule 14a‑8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our 2020 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a‑8(b)(2), to our principal executive offices, in care of our Corporate Secretary, at the address set forth on the first page of this proxy statement. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We must receive all submissions no later than the close of business on February 14, 2020, unless the date of our annual meeting in 2020 is changed by more than thirty days from the date of our 2019 Annual Meeting.

In addition, under our bylaws, any shareholder who intends to nominate a candidate for election to our Board, or to propose business, at an annual meeting must give notice to our Corporate Secretary, at the address set forth on the first page of this proxy statement, no less than 120 days prior to the anniversary of the date of the mailing of the prior year proxy statement (or 90 days in the case of a shareholder notice of business to be brought before the meeting but not sought to be included in the Company’s proxy statement) unless the date of the meeting is changed by more than thirty (30) days from the date of the prior year’s annual meeting, in which case, to be timely, notice must be delivered no less than ninety (90) days prior to the newly announced date that the Company will mail its proxy statement. Our bylaws also specify information regarding the business to be brought before the meeting and the shareholder proposing such business, and information regarding the nominee, that must be provided in or together with the notice in order for it to be considered properly given. Accordingly, if a shareholder intends to nominate a director for election at the 2020 Annual Meeting, or if a shareholder desires to bring business before the 2020 Annual Meeting which is also to be included in our proxy statement for that meeting, notice from the shareholder so providing must be received by the Corporate Secretary at the address set forth on the first page of this Proxy Statement by no later than February 14, 2020, unless the date of the meeting is changed by more than thirty (30) days from the date of the 2019 Annual Meeting. We will not entertain any nominations or business at an Annual Meeting that do not meet the requirements set forth in our bylaws. We also reserve the right to omit from our proxy statement any shareholder proposal or business that we are not required to include under the Securities Exchange Act of 1934, including Rule 14a‑8, or otherwise. If the shareholder does not also comply with the requirements of Rule 14a‑4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such matter or nomination.

Available Information

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549, or by calling the Securities and Exchange Commission’s at 1‑800‑SEC‑0330, or by way of the Securities and Exchange Commission’s Internet address, (www.sec.gov).

The Company will provide without charge to each shareholder, upon the written request of such person, a copy of the Company’s Annual Report on Form 10‑K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the fiscal year ended March 31, 2019. Written requests for a copy of the Company’s Annual Report on Form 10‑K should be directed to Aric M. Spitulnik, Corporate Secretary, 11126 McCormick Road, Hunt Valley, Maryland 21031.

By Order of the Board of Directors,

Aric M. Spitulnik
Corporate Secretary

June 13, 2019

APPENDIX A

TESSCO TECHNOLOGIES INCORPORATED
2019 STOCK AND INCENTIVE PLAN

ACTICLE 1.
PURPOSE

The purpose of the TESSCO Technologies Incorporated 2019 Stock and Incentive Plan (the “Plan”) is to attract and retain outstanding individuals to serve as employees, officers, directors, consultants and other persons who provide services to TESSCO Technologies Incorporated, a Delaware corporation (the “Company”), and its Subsidiaries, and to motivate such individuals to achieve the long-term performance goals of the Company by providing incentives to such individuals in the form of stock ownership or monetary payments based on the value of the capital stock of the Company or its financial performance, or both, on the terms and conditions set forth herein. Capitalized terms as used herein shall have the respective meanings ascribed in Article 3 hereof or as otherwise ascribed in this Plan.

ARTICLE 2.
GENERAL

The Plan is intended as the successor to the TESSCO Technologies Incorporated Third Amended and Restated 1994 Stock and Incentive Plan, as it may be amended from time to time (the “Prior Plan”), and operates in tandem therewith.  From and after the date of stockholder approval of this Plan as required in Section 4.1 below (the “Stockholder Approval Date”), no additional awards will be granted under the Prior Plan, and all awards granted after the Stockholder Approval Date will be granted under this Plan (or under any other plan or arrangement from time to time existing, other than the Prior Plan).  Awards may continue to be granted under the Prior Plan until the Stockholder Approval Date.

Any shares that remain available for future grants under the Prior Plan (the “Prior Plan’s Available Reserve”) will cease to be available for awards under the Prior Plan as of the Stockholder Approval Date, and that number of shares of Common Stock equal to the Prior Plan’s Available Reserve as of the Stockholder Approval Date will then be included among the Shares available for Awards hereunder (as further described and provided in Section 6.1 below) and will be immediately available for the grant of Awards hereunder.

In addition, that number of shares of Common Stock subject to granted and outstanding awards under the Prior Plan that may (i) expire or terminate for any reason prior to exercise or settlement, or (ii) be forfeited because of the failure to meet a contingency or condition required to vest such shares or (iii) otherwise be returned to the Company at any time under circumstances in which those shares would be available for future awards under the Prior Plan (such shares, the “Prior Plan’s Potential Returning Shares”), as existing upon the occurrence of the Stockholder Approval Date and without regard to any expiration or termination of the Prior Plan, shall be included among the maximum aggregate number Shares available at any time for Awards hereunder (as further described and provided in Section 6.1 below), and if and when so forfeited, or otherwise returned to the Company, will not be available for awards under the Prior Plan but will instead then become available for the grant of Awards hereunder.

Notwithstanding the above, the Committee may authorize and grant awards under this Plan prior to stockholder approval (but not in respect of the Shares to be included as available for the grant of Awards hereunder on account of the Prior Plan’s Available Reserve or Prior Plan’s Potential Returning Shares, which shall not be available hereunder until on and after the Stockholder Approval Date), subject to the conditions set forth in Section 4.1 hereof, and all awards granted and outstanding under the terms of the Prior Plan will remain subject to the terms of the Prior Plan notwithstanding stockholder approval of this Plan, so long as remaining as outstanding awards under the Prior Plan and until forfeited or otherwise returned to the Company under circumstances in which those shares would be available for future awards under the Prior Plan assuming it then remained in effect, whereupon the same number of shares will instead be added to the Shares available for Awards hereunder.

ARTICLE 3.
DEFINITIONS

As used in the Plan and unless the context clearly indicates otherwise, the following terms shall have the respective meanings set forth below:

“Affiliate” means any entity that is, directly or indirectly, controlled by, under common control with or controlling the Company or any entity in which the Company has a significant ownership interest as determined by the Committee.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

“Beneficiary” means the person designated by the Participant, on a form provided by the Company, to exercise the Participant’s rights in accordance with Section 8.5 of the Plan in the event of death or, if no such person is designated, the estate or personal representative of such Participant.

“Board” means the Board of Directors of the Company as it may be constituted from time to time.

“Cause”, with respect to any Participant, has the meaning specified in an Award Agreement or in a separate agreement with the Participant that governs the terms and conditions of the Participant’s employment or peformance of service (either as a Director or Consultant) with the Company or a Subsidiary.  In the absence of any such agreement “Cause” means any of the following, regardless of when it is discovered by the Company: (a) Participant’s willful and continued failure to fully perform his or her duties as assigned by the Company or a Subsidiary, (b) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Subsidiary, if any, and if subject to cure, Participant fails to remedy such failure within 30 days following written notice of such failure, (c) Participant’s failure to follow any written policy of the Company or a Subsidiary, agreement with the Company or a Subsidiary, resolution or any reasonable instruction of the Board or any Committee thereof, or the Chief Executive Officer of the Company, and if subject to cure, Participant fails to remedy such failure within 30 days following written notice of such failure, (d) Participant’s commission of an act of fraud, dishonesty, bad faith, material misrepresentation, breach of trust, act of moral turpitude, or other unethical conduct, whether or not in connection with the performance by the Participant of his or her duties for the Company or a Subsidiary, (e) Participant’s use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, (f) Participant’s indictment for, conviction of, or a plea of guilty or nolo contendere to any felony, (g) Participant’s failure to cooperate, if requested by the Company or a Subsidiary, with any investigation or inquiry into the Participant’s or the Company’s or  a Subsidiary’s business practices, whether internal or external, including, but not limited to, the Participant’s refusal to be deposed or to provide testimony at any trial or inquiry, or (h) Participant’s voluntary termination of his or her employment or service following the occurrence of any of the acts or omissions described in subsections (a) through (g) above.  The good faith determination by the Committee of whether the Participant’s employment or service was terminated by the Company or a Subsidiary for “Cause” shall be final and binding for all purposes hereunder.

“Change in Control” shall have the meaning ascribed in Section 10.3 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission or any successor agency.

“Committee” means the Committee of the Board described in Article 5 hereof.

“Common Stock” means the common stock of the Company, par value $.01 per share, and such other securities of the Company that may be substituted therefor.

“Consultant” means any natural Person (other than an employee or Director) engaged by the Company or ant Subsidiary to provide consulting or similar services to the Company or any Subsidiary.

“Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave other than on account of Disability.

“Director” means a member of the Board.

“Disability” means a total and permanent disability within the meaning of the Company’s long-term disability plan, as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any property (excluding the Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and with respect to any Shares or other securities, the closing sale price of the Shares or other securities on any national securities exchange or quotation system providing such information for such date or, if there is no closing sale price for such date, the day prior to such  date or, if not listed on any such exchange or quotation system, the average of the closing bid and asked prices of the Shares or other securities as reported by the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) for such date or, if there is no average for such date, the day prior to the date of the determination of the fair market value or, if not listed on Nasdaq, the fair market value of the Shares or other securities as of such date as determined in good faith by the Board or the Committee.

“Incentive Stock Option” means an Option granted under Section 8.1 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Good Reason” has the meaning of “good reason” or “for good reason”, if any, as set forth in any employment agreement between the Participant and the Company or any Subsidiary (or in the Award Agreement applicable to the Award, which shall be controlling unless determined otherwise by the Committee), which by its express terms is made applicable to the Award, and without implying that there must be any such agreement or right of a Participant in respect of “good reason” applicable to any Award.

“Key Employee” means any Employee of the Company or any Subsidiary who is described in Article 7.

“Non-Qualified Option” means an Option granted under Section 8.1 of the Plan that is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means a Key Employee, Consultant or Director who is designated to be granted or has received an Award under the Plan.

“Performance Award” means any Award granted under Section 8.4 of the Plan, whether or not also granted under another Section of Article 8 hereof.

“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Released Securities” means Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

“Restricted Stock” means any Shares granted and issued under Section 8.3 of the Plan, whether or not also a Performance Award granted under Section 8.4 hereof.

“Restricted Stock Unit” or “RSU” means any Award granted under Section 8.3 of the Plan that is denominated in Shares, whether or not also a Performance Award granted under Section 8.4 hereof.

“Restriction Period” means, with respect to an Award of Restricted Stock or Restricted Stock Units, that period of time determined by the Committee pursuant to Section 8.3 or Section 8.4.

“Retirement” means termination of a Participant’s employment with the Company or any Subsidiary at or after the Participant’s attainment of age 65.

“Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act or any successor rule or regulation thereto.

“Shares” means shares of the Common Stock of the Company and such other securities or property as may become the subject of Awards or become subject to Awards pursuant to an adjustment made under Article 9 of the Plan.

“Share Reserve” has the meaning ascribed thereto in Section 6.1(a) hereof.

“Stock Appreciation Right” or “SAR” means any Award granted under Section 8.2 of the Plan.

“Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

“Termination” means, subject to Section 8.7(m), any resignation or discharge from, or termination of, employment or service (whether as a Director or Consultant or otherwise) with the Company or any Subsidiary, except in the event of Disability, Retirement or death. Except as necessary to comply with Section 8.7(m), the Committee shall have the discretion to determine, or an Award may provide, that a Termination has not occurred for purposes of an Award in the event that a Termination within the meaning of the preceding sentence has occurred but the Participant has remained in Continuous Service.

ARTICLE 4.
EFFECTIVE DATE; STOCKHOLDER APPROVAL; TERM

4.1          Effective Date and Stockholder Approval. The Plan was approved by the Board and became effective on or as of June 4, 2019 (the “Effective Date”), provided, however, that if the Plan is not approved by the stockholders of the Company within 12 months of the approval by the Board, the Plan will be terminated and all Awards granted under the Plan will terminate and deemed null and void, and further provided that no Award shall vest and no Shares may be issued under the Plan prior to approval of the Plan by the stockholders of the Company.

4.2          Term. No Award shall be granted under the Plan after June 4, 2029; provided, however, that any Award granted prior to such date may extend beyond such date unless expressly provided otherwise in the Plan or in the applicable Award Agreement; provided further, that the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, as existing prior to such date, shall extend beyond such date.

ARTICLE 5.
ADMINISTRATION

Unless and until the Board delegates administration of the Plan to the Committee, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in the Plan shall be deemed to refer to the Board. The Board at its discretion (including to the extent it deems advisable to comply with the requirements of Rule 16b-3 or other applicable law or regulation) shall delegate administration of the Plan to the Committee.  The Committee shall consist solely of two or more members of the Board each of whom, in the judgment of the Board, is a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) promulgated under the Exchange Act (unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan), is an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which the Common Stock is traded), and is an “outside director” that meets any applicable requirements of the Code. The governance of such Committee shall be subject to the charter of the Committee as approved by the Board. Any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Article 5 or otherwise provided in the charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to independent directors and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted below. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority with respect to the Plan, including, without limitation, the power to:

(a)          determine eligibility and designate Participants;

(b)          determine the types of Awards to be granted to each Participant under the Plan;

(c)          determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;

(d)          determine the terms and conditions of any Award;

(e)          determine whether, to what extent, under what circumstances and the method by which Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended;

(f)           allow Participants to satisfy withholding tax amounts by electing (in such form and under such conditions as the Committee may provide) to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting or lapse of forfeiture of a Restricted Stock Award, RSU, Performance Award or other Award that number of Shares having a Fair Market Value equal to the maximum that can be withheld in the applicable jurisdiction;

(g)          determine whether, to what extent and under what circumstances, if any, cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(h)          interpret and administer the Plan and any instrument or agreement relating to, and any Award made under, the Plan (including, without limitation, any Award Agreement);

(i)           establish, amend, suspend and waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(j)           make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan, or any Award, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or Beneficiary of any Award, any stockholder and any employee of the Company or of any Subsidiary.

To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board and/or one or more officers of the Company the authority to grant or amend Awards or to take other actions authorized pursuant to this Article 5; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee(s) appointed under this Article 5 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 6.
GRANTS OF AWARDS; SHARES AVAILABLE FOR AWARD

6.1          The Committee may, from time to time, grant Awards to one or more Participants; provided, however, that:

(a)          subject to any adjustment pursuant to Sections 6.1(b) or (c) or Article 9, the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan at any time (the “Share Reserve”) shall not exceed 1,787,187, which number is initially the sum of (i) 800,000 new Shares plus (ii)  69,137 Shares, reflecting shares comprising the Prior Plan’s Available Reserve as of the Effective Date  plus (iii) 918,050 Shares, reflecting the number of Prior Plan’s Potential Returning Shares as of the Effective Date, it being understood that the number of Shares in the Share Reserve reflecting the Prior Plan’s Potential Returning Shares from time to time will not be available for the grant of Awards hereunder unless and until added to the number of Shares in the Share Reserve available for the grant of Awards under this Plan by operation of Section 6.1(c) below;

(b)          on and as of the Stockholder Approval Date, the number of Shares comprising the Share Reserve will be fixed (unless and until adjusted pursuant to Section 6.1(c) or Article 9 hereof) at a number (which shall in any event be less than or equal to 1,787,187,) equal to the sum of (i) 800,000 new Shares plus (ii) the actual number of Shares equal to the Prior Plan’s Available Reserve as of the Stockholder Approval Date plus (iii) the actual number of  Prior Plan’s Potential Returning Shares as of the Stockholder Approval Date, it being understood that for purposes of determining the Share Reserve as of the Stockholder Approval Date the number attributable to the Prior Plan’s Potential Returning Shares as set forth in Section 6.1(a) above will be reduced by that number of shares, if any, that are issued, or consideration measured in shares paid, between the Effective Date and the Stockholder Approval Date, whether upon the exercise of awards or the lapse of restrictions or on account of any other payment made in respect of outstanding awards under the Prior Plan (including any shares or awards tendered to the Company under the terms of the Prior Plan in a manner comparable to Section 6.1(d) of this Plan and which are not added back to the available shares under the Prior Plan), and the number set forth in Section 6.1(a) above attributable to the Prior Plan’s Available Reserve as of the Effective Date shall be reduced, and the number set forth in Section 6.1(a) above attributable to the Prior Plan’s Potential Returning Shares as of the Effective Date shall be correspondingly increased, to reflect any awards granted under the Prior Plan between the Effective Date and the Stockholder Approval Date; and for the avoidance of doubt, the sum of the number of Shares covered by Awards granted under this Plan and shares covered by awards granted under the Prior Plan, in each case between the Effective Date and the Stockholder Approval Date, will not affect the number of Shares comprising the Share Reserve but will accrue against and reduce the number of Shares remaining available in the Share Reserve for future Awards hereunder, subject however to the same from time to time being added back to the number of Shares in the Share Reserve available for the grant of Awards, by operation of Section 6.1(c) below;

(c)          subject to Section 6.1(d) below, to the extent that any Shares covered by an Award granted under the Plan, or to which any Award relates, as well as any shares covered by an award granted under the Prior Plan, or to which any award under the Prior Plan relates, are forfeited (prior to the exercise by the holder of  indicia of ownership of the shares or other property issuable or payable with respect thereto, or prior to the expiration of the applicable Restriction Period in the case of Restricted Stock or Restricted Stock Units (or comparable awards under comparable circumstances under the Prior Plan), and in the case of awards granted under the Prior Plan, at any time after the Effective Date and notwithstanding termination or expiration of the Prior Plan, but conditioned upon the occurrence of the Stockholder Approval Date), or if an Award otherwise terminates, expires or is cancelled (or an award under the Prior Plan terminates, expires or is cancelled at any time after the Effective Date and notwithstanding termination or expiration of the Prior Plan, but conditioned upon the occurrence of the Stockholder Approval Date) prior to the delivery of all of the Shares or other consideration issuable or payable pursuant to such Award (or award under the Prior Plan), or prior to the expiration of the applicable Restriction Period in the case of Restricted Stock or Restricted Stock Units (or comparable awards under comparable circumstances under the Prior Plan), then, to the extent of any such forfeiture, termination, expiration or cancellation, such number of Shares shall be added to the number of Shares in the Share Reserve available for the grant of Awards under this Plan;

(d)          any Shares or other shares of the capital stock of the Company which a Participant tenders to the Company, or any Shares withheld by the Company upon exercise or otherwise in respect of any Award, in satisfaction of income or payroll tax withholding obligations or in satisfaction of the exercise price of such Award (and any shares similarly tendered or withheld in respect of awards under the Prior Plan), shall not again be available for granting of Awards under the Plan or increase the number of Shares in the Share Reserve available for the grant of Awards under this Plan; and

(e)          any Shares ceasing to be subject to an Award (or an award under the Prior Plan, the shares in respect of which were accounted for in the Share Reserve) due to the exercise of such Award or expiration of a Restriction Period in respect of such Shares shall no longer be available for the grant of an Award hereunder, and the number of Shares in the Share Reserve available for the grant of Awards under this Plan will be reduced accordingly.

6.2          For purpose of this Article 6:

(a)          if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares in the Share Reserve available for the grant of Awards under the Plan; and

(b)          if an Award is not denominated in Shares, a number of Shares shall be counted on the date of grant of such Award against the number of Shares in the Share Reserve available for the grant of Awards under the Plan equal to the quotient of the Fair Market Value (calculated as of the date of grant) of the maximum amount of cash or other consideration payable pursuant to such Award, divided by the Fair Market Value of one Share on the date of grant.

6.3          Any Shares delivered by the Company pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares. In determining the size of any Award, the Committee may take into account a Participant’s responsibility level, performance, potential, cash compensation level, the Fair Market Value of the Shares at the time of the Award and such other considerations as it deems appropriate.

ARTICLE 7.
ELIGIBILITY

Any Key Employee, including any employee or executive officer of the Company or any Subsidiary, and any Consultant, who, in the opinion of the Committee, contributes to the continued growth, development and financial success of the Company or any Subsidiary shall be eligible to be designated as a Participant. In addition, and notwithstanding the foregoing or any other provision of the Plan, any Director of the Company shall be eligible to be designated as a Participant and receive Awards under the Plan, provided that each grant of an Award to a non-employee Director shall be made only upon the concurrence of a majority of the members of the entire Board who are disinterested in the grant, and no non-employee Director shall receive Awards in any one calendar year for more than 25,000 Shares (or the cash equivalents of such Shares), except that in connection with his or her initial appointment to the Board any such non-employee Director may be granted Awards covering up to an additional 15,000 Shares.

ARTICLE 8.
AWARDS

8.1          Options. The Committee is hereby authorized to grant Options to Participants in the form of either Non-Qualified Stock Options or Incentive Stock Options with the terms and conditions set forth in this Article 8 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)          Limitations On Incentive Stock Options.

(i)           In the event the Committee grants Incentive Stock Options, the aggregate Fair Market Value (determined at the time the Options are granted) of the Shares underlying any such Options, together with the shares underlying any incentive stock options (as defined in Section 422 of the Code) granted under any other plans of the Company or any Subsidiary, which shall be first exercisable by any one Participant shall not, during any calendar year, exceed $100,000, or such other limitation as may be provided in the Code.

(ii)          The grant of Options hereunder shall be subject to guidelines adopted by the Committee with respect to the timing and size of such Options. In addition, the Committee may in its discretion provide that an Option may not be exercised in whole or in part for any period or periods specified by the Committee. The right of a Participant to exercise an Option shall be cancelled if and to the extent that Shares covered by such Option are used to calculate amounts received upon exercise of a related Stock Appreciation Right.

(iii)         Incentive Stock Options may only be granted to Key Employees, and the terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(b)          Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option.  If a Key Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(c)          Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten (10) years from the date of its grant.

(d)          Exercisability and Method of Exercise. Except for such limitations as may be set forth herein, an Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee and set forth in the Award Agreement evidencing the Option (or insofar as not so set forth, as provided in the Plan). The Committee also shall determine the method or methods by which, and the form or forms in which, payment of the exercise price with respect to any Option may be made or deemed to have been made.

8.2          Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise, over (b) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee, provided that in no event shall the term of any SAR exceed a period of ten (10) years from the date of its grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

8.3          Restricted Stock and Restricted Stock Units.

(a)            Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units, or RSUs, to Participants, such Awards, including the total number of Shares to which they pertain, to be evidenced by an Award Agreement.

(b)           Restrictions. Shares of Restricted Stock and RSUs shall be issued in the name of the Participant without payment of consideration and shall be subject to such restrictions as the Committee may impose (including, without limitation, a Restriction Period, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property after the end of the Restriction Period), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Different Awards of Restricted Stock or Restricted Stock Units may have different Restriction Periods.

(c)            Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued to evidence Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. Upon completion of the applicable Restriction Period, the related restriction or restrictions upon the Award shall expire and new certificates representing the Award shall be issued without the applicable restrictive legend described herein. Such Shares shall be delivered in accordance with the terms and conditions of such Participant’s Award Agreement.

8.4          Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (a) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock or RSUs), other securities, other Awards or other property and (b) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Committee shall establish performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award.

8.5          Termination, Retirement, Disability and Death. In the event of Termination, Retirement, Disability or death of a Participant, prior to exercise of the Participant’s Option or Stock Appreciation Right, prior to the lapse of any Restriction Period or prior to the achievement of any performance goals or lapse of any performance period, as applicable to any Award, such Award shall be subject to the following provisions (subject further, however, to the limitations in Section 8.7(c)):

(a)            Termination. If the Termination is initiated by the Company for Cause, the Participant’s Award, shall be forfeited immediately, regardless of the extent to which such Award is vested. Except as otherwise provided in Section 8.5(b), (c) or (d), and unless the applicable Award Agreement or another binding agreement, or the Committee in the exercise of its discretion,  provides for other consequences:  if the Termination is initiated by the Company other than for Cause, any Award shall be immediately forfeited to the extent unvested, and any Option or Stock Appreciation Right shall remain exercisable to the extent then vested, for a period of ninety (90) days following the Termination or other cessation event; and if the Termination is initiated by the Participant, any Award shall be immediately forfeited to the extent unvested, and any Option or Stock Appreciation Right shall remain exercisable to the extent then vested, for a period of ninety (90) days following the Termination.

(b)           Retirement. Unless the Committee in its discretion (including in setting the terms of the Award) determines otherwise, in the event of Retirement, any vested Options and Stock Appreciation Rights held by a Key Employee must be exercised within 12 months (or such other period as the Code may require) of the Key Employee’s Retirement date, any restriction applicable to a Restricted Stock Award held by a Key Employee shall hereof, be removed pro rata, in accordance with the portion of the Restriction Period which has expired upon such Retirement, and any restriction applicable to any Performance Award may be removed in the discretion of the Committee.

(c)            Disability. Upon a Participant’s Disability, the Participant’s Options and Stock Appreciation Rights shall be vested and exercisable, any restriction applicable under a Restricted Stock Award or RSU shall be removed on a pro rata basis in accordance with the portion of the Restriction Period expired as of the date of Disability any restriction applicable under a Performance Award may be removed in the discretion of the Committee. Any vested Options and Stock Appreciation Rights must be exercised within 12 months after the date of Termination on account of Disability unless the Committee in its discretion (including in setting the terms of the Award) determines otherwise.

(d)           Death. If the Participant shall die while in the employment or service of the Company or any Subsidiary or within the period of time after Retirement during which the Participant would have been entitled to exercise his Options and Stock Appreciation Rights, the Participant’s Beneficiary shall have the right to exercise such Options and Stock Appreciation Rights within 12 months from the date of the Participant’s death to the extent the Participant was entitled to exercise the same immediately prior to the Participant’s death. Any restriction applicable under a deceased Participant’s Award consisting of Restricted Stock or Restricted Stock Units shall be removed, subject to Section 8.7(c) hereof, on a pro rata basis in accordance with the portion of the Restricted Period which had expired as of the date of death, and any restriction applicable under a deceased Participant’s Performance Award may be removed in the discretion of the Committee.

8.6          Election To Recognize Income. If a Participant makes an election in a timely manner pursuant to Section 83(b) of the Code to recognize income for tax purposes when an Award is first made, the Participant shall notify the Company in writing within 10 days of the making of such election.

8.7          General.

(a)            Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as shall have been approved by the Committee.

(b)           Vesting of Awards. Awards granted under the Plan may have Restriction Periods or restrictions on vesting, delivery of Shares, or right to exercise that lapse based on continued employment or service of the Participant or any other criteria established by the Committee. Until the end of the Restriction Period or period(s) of time specified in a vesting schedule, or until vested upon satisfaction of any performance criteria, the Shares subject to such Award shall remain subject to forfeiture.

(c)            Award Vesting Limitations.  Subject to Article 10 hereof and the operation thereof, Restriction Periods shall end and Awards shall become vested and exercisable no earlier than one (1) year after the date of grant; provided, however, that up to five percent (5%) of the maximum number of Shares issuable under the Plan at any time may become vested and exercisable pursuant to Awards granted to one or more Participants hereunder without regard to such one (1) year limitation.

(d)           Acceleration. Except as otherwise limited by Section 8.7(c), the Committee may, in its discretion, accelerate the time at which an outstanding Award granted hereunder may be vested and exercisable and may shorten or eliminate the Restriction Period, or extend the period for exercise, consistent with the best interests of the Company.

(e)            Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(f)            Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest in installments or deferred payments.

(g)           Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Stock, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Participant, and to receive any property distributable with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.

(h)           Term of Awards. Except as otherwise provided herein, the term of each Award shall be for such period as may be determined by the Committee.

(i)            Share Certificates and Representation by Participants. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, any stock exchange or other market upon which such Shares or other securities are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be inscribed upon any such certificate(s) to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares or other securities under the Plan to represent to the Company in writing that such Participant or other Person is acquiring the Shares or other securities without a view to the distribution thereof.

(j)            Dividend Equivalents. The Committee may grant dividends or dividend equivalents with respect to any Award (other than Options and Stock Appreciation Rights) subject to the terms and conditions the Committee establishes; provided, however, that no dividends or dividend equivalents will be paid on any Award unless provided for in the applicable Award Agreement, and to the extent that dividends or dividend equivalents are payable with respect to an unvested Award, such dividends or dividend equivalents may accrue but shall not be paid until the Award vests.

(k)           Annual Award Limit. Notwithstanding any other provision of this Plan to the contrary, no Participant shall receive in any one calendar year Awards for more than 337,500 Shares (or the cash equivalent of such Shares).

(l)            Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(m)          Section 409A Compliance. The Committee shall design and interpret all Awards under this Plan in a manner that causes such Awards to be exempt from, or compliant with, the deferred compensation requirements of Section 409A of the Code. Thus, to the extent that an Award is subject to Section 409A, the amount payable upon exercise or vesting of such Award shall only be payable, as determined by the Committee in the Award Agreement, in the designated form upon the Participant’s separation from service, disability or death, at a specified time (or pursuant to a fixed schedule), upon a change in ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, or upon the occurrence of an unforeseeable emergency (each such event as described in Section 409A and the regulations thereunder). A Termination shall trigger the right to receive deferred compensation subject to Section 409A only if such Termination constitutes a separation from service, as defined in Section 409A. Any right to receive a series of installment payments under an Award shall be treated for purposes of Section 409A as a right to receive a series of separate payments. If an Award that is subject to Section 409A is payable upon the separation from service of a specified employee (as defined in Section 409A) of the Company, any payments due under the Award during the six-month period following the specified employee’s separation from service shall be accumulated and paid out to the specified employee during the seventh month following separation from service (with or without interest as determined by the Committee). Notwithstanding anything to the contrary in this Plan or an Award Agreement, in no event shall the Company, any Subsidiary, or any member of the Board or the Committee be responsible for any adverse tax consequences of a Participant or Beneficiary, including, without limitation, penalty taxes, excise taxes, additional taxes and premium interest, arising from a violation of Section 409A.

ARTICLE 9.
AMENDMENT AND TERMINATION; ADJUSTMENTS; CORRECTIONS

9.1          Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this Article 9 adversely affect any Award granted and then outstanding under the Plan, without the consent of the respective Participant; provided further, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that would:

(a)            increase the total number of Shares available for Awards under the Plan, except as provided in Section 9.3 hereof;

(b)           materially increase the benefits accruing to Participants under the Plan; or

(c)            materially modify the requirements as to eligibility for participation in the Plan.

9.2          Amendments to Awards. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to, and may amend, alter, suspend, discontinue or terminate, any Award granted under the Plan, prospectively or retroactively, but no such action shall impair the rights of any Participant without the Participant’s consent, except as provided in Sections 9.3(c) and (d) hereof.

9.3          Certain Adjustments of Awards.

(a)            In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Company’s Common Stock, the Committee shall in such manner as it may deem equitable make adjustments to any or all of: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 6.1, Article 7 and Section 8.7(k) hereof on the maximum number and kind of Shares which may be issued under the Plan or under certain circumstances or to certain Participants); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) any other aspect of any Award that the Committee determines to be appropriate.

(b)           The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with relevant provisions of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals or targets relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

9.4          Repricing.  Anything herein to the contrary notwithstanding, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is lower than the exercise price of the original Options or SARs without first obtaining stockholder approval of such repricing.

9.5          Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency or ambiguity in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

ARTICLE 10.
DISSOLUTION OR LIQUIDATION; CHANGE IN CONTROL

10.1.       Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, other than a dissolution or liquidation that is defined as a Change in Control, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Option to be fully vested and exercisable until ten days prior to such transaction. In addition, the Committee may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

10.2.       Change in Control. The provisions of this Section 10.2 shall apply in the case of a Change in Control. If other or more specific terms are set forth in any separate Award Agreement or other plan document, or agreement between the Company and any Participant, such separate Award Agreement, plan document or agreement shall instead govern the treatment of Awards.

(a)            Awards Not Assumed or Substituted by the Surviving Entity.   Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, any outstanding Awards shall be dealt with in accordance with any one or more of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (ii) the assumption or substitution for the outstanding Awards by the surviving entity or its parent or subsidiary, (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10.2(a) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Options.

(b)           Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant terminates his or her employment for Good Reason, if applicable, then (i) all of that Participant’s outstanding Awards shall become fully vested and exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the payout opportunities attainable under all of such Participant’s outstanding Performance Awards shall be deemed to have been earned as of the date of such employment termination at the target level, and (subject to Section 10.2(e) and Section 11.1) there shall be a pro rata payout to the Participant or his or her Beneficiary within 30 days following the date of the employment termination (unless a later date is required by Section 11.1 hereof) based upon the length of time within the applicable performance period for a Performance Award that had elapsed prior to the date of the employment termination; provided, however, if an Award Agreement or a severance plan or agreement or employment agreement in place at the time of the Change in Control provides for additional or different acceleration, the terms of such Award Agreement, severance plan or agreement or employment agreement shall control. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Options.

(c)            Equitable Adjustments. The Committee, in its sole discretion, may include such further provisions and limitations in any Award Agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(d)           Code Section 409A. No action shall be taken under this Section 10.2 which shall cause an Award to fail to be exempt from or comply with Code Section 409A.

(e)            Consent.  Notwithstanding any other provision of the Plan or any Award Agreement, the provisions of this Section 10.2 may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant.

10.3.       Definition of Change in Control. A “Change in Control” means the occurrence of any of the following:

(i)           Any Person becomes the Beneficial Owner (as such term is defined in Rule 13d-3 under the Exchange Act and any successor to such rule) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or Affiliate or (iv) any acquisition pursuant to a transaction that complies with (iii)(A), (iii)(B) and (iii)(C) of this definition;

(ii)          Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs in connection with or as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)         Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(iv)         Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

ARTICLE 11.
ADDITIONAL PROVISIONS

11.1.       Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

11.2.       No Rights To Awards. No Key Employee, Director, Consultant or other Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

11.3.       Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards under the Plan may be settled with Shares (other than Restricted Stock), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

11.4.       No Right to Employment or Continued Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary, or to continue to serve as a Director or Consultant. Further, the Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

11.5.       Effect of Plan Upon Other Compensation Plans.  Except as herein provided in respect of the Prior Plan following the Stockholder Approval Date, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for employees, directors or consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association, or the making of inducement grants.

11.6.       Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any right by virtue of the grant of an Award under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

11.7.       Government and Other Regulations. The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required. If Shares awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

11.8.       Indemnification. The Company shall indemnify and hold harmless each individual who is or at any time serves as a member of the Committee against and from:

(a)            any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit or proceeding to which such individual may be a party or in which such individual may be involved by reason of any action or failure to act under the Plan; and

(b)           any and all amounts paid by such individual in satisfaction of judgment in any such action, suit or proceeding relating to the Plan.

Each individual covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such individual undertakes to handle and defend it on such individual’s own behalf. In addition, such individuals shall also be entitled to any other rights of indemnification which such individuals may have under the certificates of incorporation or by-laws of the Company or any Subsidiary, as a matter of law, or otherwise, or of any power that the Company or any Subsidiary may have to indemnify such individual or hold such individual harmless.

11.9.       Governing Law. The validity, construction and effect of the Plan, and any rules and regulations relating to the Plan, shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

11.10.     Severability. If any provision of the Plan, any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, the Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, such Award Agreement and such Award shall remain in full force and effect.

11.11.     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

11.12.     Forfeiture and Recoupment. Without limiting the Committee’s power to specify terms and conditions of an Award consistent with Article 5 of the Plan, all outstanding Awards shall be subject to any clawback policy adopted by the Company and pursuant to which the Committee may cancel all or any part of an Award at any time to the extent that the terms of the clawback policy so provide.

11.13.     Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. The Board of Directors recommends a vote “FOR” all nominees named in Proposal No. 1, “FOR” Proposal No. 2, Proposal No. 3 and Proposal No. 4. 1. Proposal No. 1. To elect eight (8) director nominees to serve on our Board of Directors, each for a one (1) year term ending at the Annual Meeting of Shareholders to be held in 2020 and until their respective successors are duly elected and qualified. 01 Robert B. Barnhill, Jr. 02 John D. Beletic 03 Jay G. Baitler 04 Paul J. Gaffney 05 Benn R. Konsynski, Ph.D. 06 Dennis J. Shaughnessy 07 Murray Wright 08 Morton F. Zifferer, Jr. Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees Please fold here – Do not separate (Instructions: To withhold authority to vote for any indicated nominee, mark the box above “Vote FOR all nominees (except as marked)” and write the number(s) of the nominee(s) for whom votes are withheld in the box provided to the right.) 2. Proposal No. 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020. For Against Abstain 3. Proposal No. 3. To conduct an advisory vote on named executive officer compensation for the fiscal year ended March 31, 2019. For Against Abstain 4. Proposal No. 4. To approve the 2019 Stock and Incentive Plan. For Against Abstain The proxies named herein are hereby authorized to vote in their discretion upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof, including any proposal presented for any adjournment of the meeting. Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and proxy statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or postponement thereof. Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

TESSCO TECHNOLOGIES INCORPORATED ANNUAL MEETING OF SHAREHOLDERS Thursday, July 25, 2019 9:00 a.m., Eastern Time 375 West Padonia Road Timonium, Maryland 21093 proxy The undersigned hereby appoints MURRAY WRIGHT and ARIC M. SPITULNIK, and each of them, with full power of substitution to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of TESSCO Technologies Incorporated to be held Thursday, July 25, 2019 at 9:00 a.m., Eastern Time, at the Company’s offices located at 375 West Padonia Road, Timonium, Maryland 21093, and at any adjournment or postponement thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY TIMELY PROVIDING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES NAMED FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020, “FOR” APPROVAL ON AN ADVISORY BASIS OF THE NAMED EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR 2019, AND “FOR” THE APPROVAL OF THE 2019 STOCK AND INCENTIVE PLAN, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. For shares held in TESSCO Technologies Incorporated employee benefit plans: This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of TESSCO Technologies Incorporated’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, such shares will be voted in accordance with the provisions of the respective plans. For shares held in TESSCO Technologies Incorporated’s employee benefit plans, the deadline for submitting voting instructions is 11:59 p.m. (Central Time) on July 22, 2019. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : INTERNET/MOBILE www.proxypush.com/tess Use the Internet to vote your proxy until 11:59 p.m. (Central Time) on July 24, 2019. ( PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (Central Time) on July 24, 2019. * MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. *For shares held in TESSCO Technologies Incorporated employee benefit plans, the deadline for submitting instructions is 11:59 p.m. (Central Time) on July 22, 2019.